As filed with the Securities and Exchange Commission on June 19, 2006
Securities Act File No. 333-130697

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 8
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVITAS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	6770	20-3806547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4 Dublin Circle, Burlington, MA 01803
617-721-8295
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Parag G. Mehta
President and Chief Executive Officer
4 Dublin Circle, Burlington, MA 01803
617-721-8295
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Julio E. Vega Bingham McCutchen LLP 150 Federal Street Boston, MA 02110-1726 (T) 617-951-8901 (F) 617-951-8736	M. Ridgway Barker Randi-Jean G. Hedin Kelley Drye & Warren LLP Two Stamford Plaza 281 Tresser Boulevard Stamford, CT 06901 (T) 203-351-8032 (F) 203-327-2669
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 19, 2006
PROSPECTUS
$90,000,000
15,000,000 units
        Navitas International Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in India. Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries that we believe are well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure.
      This is an initial public offering of our securities. Each unit that we are offering at a price of $6.00 per unit consists of:

•	one share of our common stock; and

•	two warrants.
      Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2007, and will expire on                     , 2010, or earlier upon redemption.
      We have granted the underwriters a 45-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above). The over-allotment will be used only to cover the underwriters’ short position resulting from the initial distribution. We have agreed to sell to FTN Midwest Securities Corp., the representative of the underwriters, for $100, as additional compensation, one option to purchase up to an aggregate of 750,000 units at a price of $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by the prospectus except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at $6.25. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.
      There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol                     on or promptly after the date of this prospectus. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriters of such option. For more information see “Description of Securities — Units.” Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols                    and                     , respectively. We cannot assure you that our securities will be or will continue to be quoted on the OTC Bulletin Board.
      Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commission(1)(2)	Expenses, to Us

Per unit	$6.00	$.48	$5.52
Total	$90,000,000	$7,200,000	$82,800,000

(1)	Of the net proceeds we receive from this offering, $85,500,000 ($5.70 per unit) will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee.

(2)	Includes the underwriters’ non-accountable expense allowance of 1% and also includes $3,600,000 payable to the underwriters for underwriting discounts and commissions (or $4,140,000 if the underwriters’ over-allotment option is exercised in full), which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting — Commissions and Discounts.”
      We are offering the units for sale on a firm-commitment basis. FTN Midwest Securities Corp. expects to deliver our securities to investors in the offering on or about                     , 2006.

FTN Midwest Securities Corp.	Canaccord Adams
[                    ], 2006

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.
      This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

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PROSPECTUS SUMMARY
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us,” “our” or the “Company” refer to Navitas International Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.
      Unless otherwise noted, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business. In addition, the term “existing stockholders” as used in this prospectus refers to the persons who held shares of our common stock immediately prior to the date of this prospectus. Further, the term “public stockholder” as used in this prospectus refers to those persons other than our existing stockholders who purchase shares of our common stock either in this offering or afterwards.
      We are a blank check company organized under the laws of the State of Delaware on November 14, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in India. Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries that we believe are well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. We will target businesses expected to grow at a faster rate than the Indian Gross Domestic Product (GDP). Examples of some of these businesses include the energy, water and transportation sectors. Specifically, we will target middle market companies that develop, manufacture and sell products to support the expanding Indian infrastructure in these sectors and whose products, we believe, are necessary to sustain the continued growth of these sectors. We believe that the ability of a target company, with our investment, to compete more effectively in such a growing and expanding economy would be beneficial to our stockholders.
      Through the members of our management team and directors we have extensive contacts and sources from which to generate acquisition opportunities in India. These contacts and sources include senior executives, private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. Our management team intends to use its operating and transaction experience to find and evaluate potential target companies and to maintain and build on the relationships that they have developed through their years of experience in the United States and Indian business arenas.
      The Indian economy is one of the fastest growing economies in the world (BBC News report, November 27, 2005). For fiscal years ending March 2004 and March 2005, GDP grew by 8.5% and 7.5%, respectively, and this momentum is reflected in GDP growth of 8% for the first half of the fiscal year ending March 2006 (Business Week, January 31, 2006). For calendar year 2006, GDP growth is projected to be 8.5% (Credit Suisse First Boston Press Release, December 20, 2005). Additionally, according to the Wall Street Journal (February 16, 2006), India has the potential to experience 8% GDP growth over the next few years. According to the government of India, the domestic consumption component of GDP has been approximately 70% in the past few years. Increased domestic consumption, a key element in sustained and broad-based GDP growth, is being driven by favorable population demographics, its demand for goods and services and new policies of the Indian government. We believe these trends are the impetus for the massive ongoing development of India’s infrastructure and its resulting growth, which will continue for the next several years. According to the United Nations Population Division, over 50% of the population of India is below the age of 25. This demographic sector coupled with a growing middle class of 300 million people across urban and rural areas has created unprecedented demand for goods. Projected growth in urbanization of over 20% (United Nations Population Division) over the next decade and rising levels of disposable income of the rural population (Business Line, December 29, 2005), we believe will create significant needs for both urban and de-centralized infrastructure development. Population demographic trends are reflected in the retail sector and industrial output. According to the Wall Street Journal (July 8, 2005), the Indian retail sector is expected to grow to $607 billion in 2010 from $330 billion in 2004. Industrial output growth figures across different sectors range from 7% to 13%. These factors create opportunities for businesses whose products are required for or will be in demand as a result of infrastructure development.
      While we may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full)) at the time of such acquisition or simultaneous acquisitions. We are seeking to raise approximately $90,000,000 in this offering (or $103,500,000 if the underwriters’ over-allotment option is exercised in full). An initial public offering of $90,000,000 will enable us to effect an initial business combination for consideration in the range of from a minimum of approximately $70,000,000 to up to approximately $400,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt. To date, we have not identified or selected any potential target for our initial business combination, and none of our officers, directors or promoters, and no other affiliate of the Company, has had any preliminary contact or discussion with any representative of any other company regarding the possibility of a business combination between us and such other company. However, we believe that the most likely candidates will be operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand-alone publicly-traded reporting company. We believe that an initial public offering providing less net proceeds than this offering would make it more difficult for us to find a suitable acquisition target. On the other hand, if we were to raise substantially more than $90,000,000 (or $103,500,000 if the underwriters’ over-allotment option is exercised in full), we would have to effect our initial business combination with a significantly larger company (or complete several acquisitions concurrently). We believe the number of potentially available acquisition candidates of this kind are limited. While the decision to raise $90,000,000 (or $103,500,000 if the underwriters’ over-allotment option is exercised in full) is inherently subjective, we have concluded that it is an appropriate amount. We believe that the initial unit price of $6.00 is appropriate to attract investors while meeting our projected needs and we note that other blank check companies have used similar price ranges. Although we have no present plans to do so, we may obtain additional funding through other financing to acquire our target business or businesses.
      Having set the overall size of our offering, our management has prepared a budget for our anticipated costs, essentially related to the identification of an acquisition target and the negotiation, preparation and consummation of an acquisition, with a view to placing as much of the offering proceeds as possible, after underwriting commissions and expenses related to this offering, in trust. All offering proceeds in excess of what we anticipate needing to identify an acquisition target and complete a business combination will be placed in trust for the benefit of the purchasers of units in this offering. As set forth under “Use of Proceeds,” we will place $85,500,000 (or $98,460,000 if the underwriters’ over-allotment option is exercised in full) into a trust account (including deferred underwriting discounts and commissions held in the trust account in the amount of $3,600,000 (or $4,140,000 if the underwriters’ over-allotment option is exercised in full)).
      Upon consummation of this offering, the independent members of our board of directors will evaluate our working capital requirements to ensure that sufficient funds are available for our operating expenses before determining any compensation payable to our officers and will establish in their good faith judgment the annual compensation payable on an individual basis to our officers for their services in seeking a business combination. Additionally, from time to time, the independent members of our board of directors will evaluate our working capital needs and may reduce or eliminate such compensation. As set forth under “Use of Proceeds,” we have allocated up to an aggregate amount of approximately $520,000 per annum for compensation payable to all of our officers and approximately $200,000 for travel expenses (such as airfare to India, transportation costs within India, lodging and meals) and associated expenses of our officers while traveling in India. No such annual compensation has been determined for any individual officer as of the date of this prospectus, and no compensation of any kind (including finders or consulting fees) will be paid to any of our independent directors or stockholders (or any of their affiliates) for services rendered to us prior to or in connection with the consummation of a business combination. Our officers, directors, special advisor and existing stockholders will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in trust, such out-of-pocket expenses will not be reimbursed by us unless we complete a business combination.
      We are a Delaware corporation that was formed on November 14, 2005. Our executive offices are located at 4 Dublin Circle, Burlington, MA 01803, and our telephone number is 617-721-8295.

THE OFFERING
      In making your decision whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, and that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. Therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

Securities Offered:	15,000,000 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriters of such option. In no event will FTN Midwest Securities Corp. engage in separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, which will include an audited balance sheet, upon the consummation of this offering, which is anticipated to take place within four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, the Company will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of the Company’s initial Current Report on Form 8-K. For more information, see “Description of Securities — Units.”

Common Stock:

Number of shares outstanding before this offering:	3,749,998 shares

Number of shares to be outstanding after this offering:	18,749,998 shares, or 20,999,998 shares if the underwriters’ over-allotment is exercised in full.

Warrants:

Number of warrants outstanding before this offering:	None

Number of warrants to be outstanding after this offering:	30,000,000 warrants, or 34,500,000 if the underwriters’ over-allotment option is exercised in full.

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination on terms as described in this prospectus; or

• , 200 .

The warrants will expire at 5:00 p.m., New York City time, on , 2010, or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants:

• in whole and not in part;

• at a price of $ .01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In the event that we redeem the outstanding warrants, the representative’s purchase option shall be automatically exercised and, upon 30 days’ prior notice of redemption, each warrant that is issued pursuant to the purchase option shall be subject to redemption by the Company as part of the redemption at the same redemption price as the outstanding warrants.

Proposed OTC Bulletin Board symbols for our securities:

Units:

Common Stock:

Warrants:

Offering proceeds to be held in trust:	$85,500,000 of the proceeds of this offering ($5.70 per unit sold) including deferred underwriting discounts and commissions of $3,600,000 (or $4,140,000 if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale or resale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our dissolution and liquidation in the event that we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after such consummation if a letter of intent, agreement in principle or definitive agreement has been executed within such 18-month period and the business combination relating thereto has not yet been consummated within such 18-month period); provided, however, that a portion of the interest earned on the trust account may be released to us to cover a portion of our operating expenses. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than the interest income released to us to cover operating expenses) will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to effect a business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (approximately $395,000 after the payment of the expenses relating to this offering) and the portion of the interest earned on the trust account that may be released to us. None of the warrants may be exercised until after the consummation of a business combination. Thus, proceeds from the exercise of the warrants will be paid directly to us; those proceeds will not be held in trust. For more information, see “Description of Securities — Warrants.”

The stockholders must approve the initial business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their shares of common stock in the same way as the majority of the shares of common stock voted by the public stockholders. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below. Our underwriting agreement prohibits us from taking any actions to waive or amend any of the procedures governing the approval of a business combination. For more information, see “Proposed Business — Effecting a Business Combination — Opportunity for stockholder approval of business combination.”

Conversion rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account (net of taxes payable) and the underwriting discounts and commissions being held in trust (excluding any amounts disbursed to us to cover our operating expenses), if the business combination is approved and consummated. Public stockholders will not be entitled to their pro rata share by simply voting against the business combination; instead, each public stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account. However, if public stockholders of 20% or more in interest of our shares vote against the business combination and elect to convert their shares, we will not proceed with such business combination and will not convert such shares. Pursuant to our amended and restated certificate of incorporation, our existing stockholders and the holders of common stock issued pursuant to the purchase option do not have the right to convert their stock into a pro rata share of the trust account. Our existing stockholders are prohibited from purchasing any shares of our common stock either in connection with this offering or in any open market transactions. However, after the consummation of the business combination, our existing stockholders will be able to purchase shares of our common stock in the open market. In addition, our existing stockholders have agreed to vote their stock in the same way as the majority of the shares of common stock voted by the public stockholders. Therefore, all shares of common stock presently owned by the existing stockholders will be voted in accordance with the majority of the shares of common stock voted by the public stockholders. Public stockholders who exercise their conversion rights and convert their stock will retain any warrants they hold. For more information, see “Proposed Business — Effecting a Business Combination — Conversion rights.”

Dissolution and liquidation if no business combination:	If we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), in accordance with our amended and restated certificate of incorporation (a) our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) our board of directors will be required to adopt, not later than 15 days after the expiration of such period, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible.

Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission and thereafter forward the proxy statement and notice of meeting to our stockholders no less than 10 nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of our trust account, including any interest not released to us, net of taxes, and they also will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. Holders of our common stock sold in this offering may receive less than their proportional share of our trust account if and to the extent that creditors that have claims that cannot be satisfied by our remaining assets not held in trust reach into the trust account for settlement of their claims. In addition, such holders may be held liable for claims by creditors against us to the extent of distributions received by them in dissolution. While we will seek waivers from all vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Our officers have, however, agreed to provide indemnification against claims from those vendors that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable.

Our existing stockholders have agreed, pursuant to the letter agreements, to vote the shares beneficially owned by them in favor of our dissolution in the event we are unable to timely complete a business combination. Our existing stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to $3,600,000 (or $4,140,000 if the over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event dissolve prior to the completion of a business combination. We will only pay the costs of our dissolution and liquidation from our remaining assets outside of the trust account. However, if our remaining assets outside the trust account are not sufficient to pay for the costs of our dissolution and liquidation, we may not be able to dissolve and liquidate, in which case we will not be able to liquidate and distribute our trust account. While we will seek waivers from all vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Our officers have, however, agreed to provide indemnification against claims from those vendors that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable.

Escrow of existing stockholder shares:	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. These shares will not be transferable while held in escrow and will not be released from escrow until the closing of a business combination, and thereafter will be released according to a graduated release schedule. One-quarter of the shares owned by the existing stockholders will be released from escrow six months after the business combination and, every six months thereafter, one-quarter will be released, so that upon the second anniversary of the completion of the business combination, all shares will be released. For more information, see “Principal Stockholders.”

Audit Committee to monitor compliance:	We have established and maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, the audit committee has the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Management — Audit Committee.”

SUMMARY FINANCIAL DATA
      The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented. All numbers are rounded to the nearest whole number.

	March 15, 2006

	Actual	As Adjusted

Balance Sheet Data:
Working capital/(deficiency)	$(225,051)	$82,299,687
Total assets	233,458	82,299,687
Total liabilities	228,771	16,065,000
Value of common stock that may be converted to cash ($85,500,000 × 19.99%)		17,091,450
Stockholders’ equity	4,687	49,143,237
      The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the estimated gross proceeds and the payment of the estimated remaining offering expenses. Pursuant to EITF 00-19, we must also reflect in the “as-adjusted information” as a liability the net-cash settlement value of the warrants because the warrant agreement only provides for the delivery of registered securities underlying the 30,000,000 issued and outstanding warrants and the 1,500,000 warrants that will be issued pursuant to the purchase option issued to FTN Midwest Securities Corp. In accordance with EITF 00-19, the net cash-settlement value of the warrants has been reflected at the current fair value of the warrants, which we estimated to be $0.51 per warrant, for a total liability of $16,065,000. In the event that at the end of any fiscal quarter the fair value of our outstanding warrants increases or decreases, we will be required to re-value the net-cash settlement value of the warrants and to reflect such change for the applicable fiscal quarter in our financial statements in accordance with EITF 00-19. If the net-cash settlement value at the end of any fiscal quarter increases, we will recognize a corresponding increase in expense for such fiscal quarter, as well as reflect a corresponding increase in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in a reduction of our stockholders’ equity on our balance sheet for such fiscal quarter and a decrease in total net income on our income statement for such fiscal quarter. If the net-cash settlement value at the end of any fiscal quarter decreases, we will recognize a corresponding increase in income for such quarter, and we will reflect the corresponding decrease in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in an increase of our stockholders’ equity on our balance sheet for such fiscal quarter and an increase in total net income on our income statement for such fiscal quarter.
      The working capital (as adjusted) and total assets (as adjusted) amounts include the $82,295,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. This amount excludes the deferred underwriting discounts and commissions of $3,600,000 (or $4,140,000 if the over-allotment is exercised in full) to be held in trust until the consummation of a business combination. If a business combination is not so consummated, our board of directors shall adopt a resolution, not later than 15 days after the expiration of such time period, finding our dissolution advisable and will provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. Our existing stockholders have agreed, pursuant to their letter agreements, to vote in favor of such dissolution. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and upon adoption of a plan of dissolution, the proceeds then held in the trust fund (including the $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions) will be distributed as soon as practicable solely to our public stockholders. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our existing stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the shares of common stock owned by them immediately prior to this offering.

      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 15,000,000 shares of common stock sold in this offering, or 2,998,500 shares of common stock, at an initial per-share conversion price of $5.70, without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to the amount in the trust account, including all earned interest (net of taxes payable) and the deferred underwriting discounts and commissions (excluding any amounts disbursed to us to cover operating expenses), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

RISK FACTORS
      An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks not currently known to us, or that we deem immaterial, may also harm us or affect your investment.
Risks associated with our Business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.
      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to dissolve and liquidate.
      We must complete a business combination with a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full)) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate our assets. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.
      Based upon publicly available information as of May 4, 2006, we have identified approximately 58 similarly structured blank check companies that have gone public since August 2003, of which six have actually completed a business combination. As of such date, the remaining 52 blank check companies who have not entered into a business combination have more than $3.07 billion in trust and are seeking to complete business combinations. Of these companies, 13 have announced that they have entered into definitive agreements for business combinations but have not yet consummated these transactions. Two of the blank check companies that have gone public have plans of entering into a business combination with an operating company in India. As a result, we face increased competition in targeting an operating business in India. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a significant number of them may consummate their business combinations in any industry they choose or have very broad definitions of the industries they will target. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate an initial transaction within the required time period. Further, the fact that only six of such companies have completed a business combination and only 13 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company. Moreover, we will also compete with private equity funds, financial institutions and numerous other buyers for potential acquisitions. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to dissolve and liquidate.
If we are forced to distribute the funds held in the trust account before consummating a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account, and our warrants will expire worthless.
      If we are unable to complete a business combination and are forced to distribute the funds held in the trust account, the per-share liquidation value will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Claims of our third party creditors may have priority over the funds held in the trust account, which may further decrease the pro rata share amount distributed to the public stockholders. In addition, even after the distribution of the funds held in the trust account, such creditors may have rights to funds pursuant to fraudulent conveyance laws, and if we declare bankruptcy, our creditors in such bankruptcy proceeding may receive priority to the funds distributed to our public stockholders. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination.
If you vote in favor of a business combination and such business combination is approved and consummated, a portion of your initial investment held in the trust account may be used to pay stockholders who voted against the business combination and exercised their conversion rights.
      In the event a business combination is approved and consummated, stockholders who have voted against the business combination and exercised their conversion rights will be entitled to receive an amount equal to the amount in the trust account (including the deferred underwriting discounts and commissions and interest earned, net of taxes payable and any amounts disbursed to us to cover our operating expenses) divided by the total number of shares issued pursuant to this offering, or approximately $5.70. The balance will be paid from proceeds held in the trust account and will therefore not be available to fund either the business combination or our future operations. Investors who choose to remain as stockholders and do not exercise their conversion rights will have assumed the entire cost of the offering, including the underwriters’ discount.
You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.
      Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a ‘’blank check” company under the federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, which will include an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC, to protect investors in blank check companies according to Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all of the interest earned on the funds deposited into the trust fund. Because we do not believe we are subject to Rule 419, a portion of the income earned on the funds held in trust accounts will be distributed to us to fund certain operating expenses and will not be available to those public stockholders converting in connection with a business combination, our units will be immediately tradeable and we have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business - Comparison to Offerings of Blank Check Companies” below.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share price received by stockholders on distribution of the funds held in trust could be less than $5.70 per share.
      Our placing of funds in trust may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or make reasonable provision to pay all claims and obligations of the corporation, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. We will seek to have each vendor and service provider we engage execute an agreement with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. There is no guarantee, however, that we will be able to obtain such agreements or that even if such agreements are executed, that such agreements would prevent claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We will require any target business to covenant as part of any definitive acquisition agreement that it will not pursue any claim or enforce any right, title, interest or claim of any kind in or to any monies in the trust fund.
      If we are unable to complete a business combination, our current officers have agreed pursuant to the letter agreements, that they will be personally liable, jointly and severally, for any claims by vendors, or target businesses or other third parties to the extent that we fail to obtain valid and enforceable waivers from such entities of their rights to make claims against the proceeds in the trust account. If a current officer ceases to be an officer of the Company for any reason, such officer’s liability will only extend solely to claims arising out of acts or omissions during such person’s tenure as an officer of the Company. We cannot assure you that our current officers will be able to satisfy any obligations to ensure that the proceeds in the trust account are not reduced by the claims of such vendors, target businesses or other third parties and we have not independently ascertained the financial ability of our officers to satisfy their indemnification obligations. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, we cannot assure you that the actual per share distribution price will not be less than approximately $5.70 due to claims of creditors or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.
If we do not timely consummate a business combination, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our outstanding stock in accordance with Delaware law. Without this stockholder approval, we will not be able to dissolve and liquidate and we will not distribute funds from our trust account to holders of our common stock sold in this offering.
      If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors’ recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution.
      In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.
Upon distribution of the trust fund, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.
      Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims may be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, we will seek stockholder approval to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock sold in this offering may extend beyond the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”
Because we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business’ operations.
      Since we have not yet identified any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see “Proposed Business — Effecting a Business Combination — We have not identified any target businesses.”
We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
      Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering, there will be 49,000,002 (or 42,250,002 in the event the underwriters exercise the over-allotment) authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	may provide greater rights to the holders of preferred stock than to the rights of the holders of common stock;

•	may cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      For a more complete discussion of the possible structure of a business combination, see “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of a business combination.”
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.
      Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating earnings after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt agreements, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and earned interest, if any, upon demand to the extent any debts are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt agreements contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.
Our ability to successfully effect a business combination and to be successful afterwards will be completely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and may be unfamiliar with the requirements of operating a public company, which may adversely affect our operations.
      Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to a business combination. We expect one or more members of our current management to serve on our board of directors and to be involved in day-to-day operations following a business combination, subject to the specific needs of the company and continued election by the stockholders. Depending on the company, we might employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.
      In addition, our independent directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. Subsequent to the consummation of this offering, our officers will commit their full time to our affairs. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Certain Relationships and Related Transactions.”
Because all of our directors own shares of our securities that will not participate in liquidation distributions of the trust fund, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
      All of our directors own shares of common stock in our Company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon the liquidation of the trust account if we are unable to complete a business combination. The shares owned by these directors will be worthless if we do not consummate a business combination. The personal and financial interests of these directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, these directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
We may only be able to complete the initial business combination, which may cause us to be solely dependent on a single business and a limited number of products permanently or for an extended period.
      It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products.
      Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full)). We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% threshold of our net assets. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of processes or products.
      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Our board of directors may independently determine whether the target business has a fair market value.
      The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full)). The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors is able to independently determine the fair market value of the target business. If our board is not able to independently determine the fair market value of the target business (for example, if one of the members of our board of directors is affiliated with the target business or if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and we will obtain the consent of the investment banking firm to the inclusion of their report in our proxy statement.
Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

•	our obligation to convert into cash certain shares of common stock in the event a business combination is consummated and public stockholders owning less than 20% of the shares sold in this offering vote against such business combination and exercise their conversion rights may reduce the resources available for a business combination; and

•	our outstanding warrants and the purchase option granted to FTN Midwest Securities Corp. and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions. We cannot assure you that we will be able to convince such sellers. Furthermore, completing our initial business combination through more than one acquisition would likely result in increased due diligence and negotiation costs. Additionally, the difficulties involved in consummating multiple acquisitions concurrently may increase the likelihood that we would be unable to successfully complete our initial business combination in a timely manner.
We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.
      We have reserved approximately $1,763,000, including $395,000 from the proceeds of this offering (together with a portion of the interest income earned on the trust account) to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination or seek alternate target businesses, and eventually may be forced to liquidate prior to consummating a business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.
Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote.
      Upon consummation of our offering, our existing stockholders will collectively own approximately 20% of our issued and outstanding shares of common stock. The existing stockholders are precluded from purchasing our stock in this offering and are precluded from acquiring stock until the consummation of the business combination. In addition, after the closing of a business combination, a portion of the existing stockholders’ shares owned prior to our offering will be continued to be held in escrow.
      In connection with the vote required for our initial business combination, our existing stockholders have agreed to vote all of the shares of common stock owned by them immediately before this offering in the same way as the holders of the majority of the shares sold to the public in the offering.
      It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.
Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.
      The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of discouraging a third party from pursuing a non-negotiated takeover of our Company and preventing certain changes of control. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. Our by-laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies of the board of directors may only be filled by a majority of the remaining directors. For a complete discussion of these provisions, see the section below entitled “Description of Securities — Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws.”
Our existing stockholders paid approximately $0.002 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 48% or $2.88 per share (the difference between the pro forma net tangible book value per share of $3.12 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.
      In connection with this offering, as part of the units, we will be issuing warrants to purchase 30,000,000 shares of common stock. In addition, we have agreed to sell to FTN Midwest Securities Corp. one option to purchase up to an aggregate of 750,000 units that, if exercised, would result in the issuance of an additional 750,000 units, comprised of 750,000 shares and 1,500,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of 1,500,000 additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.
The fair value of our warrants may increase from quarter to quarter, and as a result, we may be required pursuant to EITF 00-19 to reflect a corresponding increase in our expenses and our liabilities for the applicable quarter, which will reduce our stockholders’ equity on our balance sheet for the applicable quarter and decrease our total net income on our income statement for the applicable quarter.
      Pursuant to EITF 00-19, we must also reflect as a liability the net-cash settlement value of our outstanding warrants because the warrant agreement only provides for the delivery of registered securities underlying the 30,000,000 issued and outstanding warrants and the 1,500,000 warrants that will be issued pursuant to the purchase option issued to FTN Midwest Securities Corp. Currently, we have estimated the net-cash-settlement value of the warrants to be $0.51 per warrant, for a total liability of $16,065,000. In the event that at the end of any fiscal quarter the fair value of our outstanding warrants increases or decreases, we will be required to re-value the net-cash settlement value of the warrants and to reflect such change for the applicable fiscal quarter in our financial statements in accordance with EITF 00-19. If the net-cash settlement value at the end of any fiscal quarter increases, we will recognize a corresponding increase in expense for such fiscal quarter, as well as reflect a corresponding increase in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in a reduction of our stockholders’ equity on our balance sheet for such fiscal quarter and a decrease in total net income on our income statement for such fiscal quarter.
If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.
      Our existing stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. For more information, see “Certain Relationships and Related Transactions — Prior Share Issuances.” If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,749,998 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading price of our common stock.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.
      Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., but not included in the Nasdaq Stock Market. We cannot assure you that our securities will be or will continue to be quoted on the OTC Bulletin Board. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. Lack of liquidity may limit the price at which you may be able to sell our securities or your ability to sell our securities at all.
There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.
      There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest in our securities. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.
      Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.
      If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.
      In addition, we may have burdensome requirements imposed upon us, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940, as amended.
      In addition, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria have been satisfied, our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and (b) requires that, within 15 days after the expiration of the allotted time periods, our board of directors adopt a resolution finding our dissolution advisable and that it provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. If our stockholders do not approve our dissolution in a timely manner or at all, we will not be able to liquidate and distribute the trust account to holders of our common stock sold in this offering for an extended period of time or indefinitely, and, consequently, we may be deemed to be an investment company.
      If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.
Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and accordingly, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.
      Each of our directors owns shares of our common stock and, although no compensation will be paid to them for services as a director rendered prior to or in connection with a business combination, they may receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these reasonable out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent that such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. As a result none of our directors may be deemed “independent” pursuant to the policies of the North American Securities Administrators Association, Inc., and we may generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be so. If actions are taken, or expenses are incurred that are not in our best interests, they could have a material adverse effect on our business and operations and the price of our shares.
Because our existing stockholders’ initial equity investment was only $6,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.
      Pursuant to the Statement of Policy Regarding Promoters’ Equity Investment promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not exceed: (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case of the aggregate public offering price. The initial investment of $6,000 of our existing stockholders, certain of whom may be deemed “promoters”, is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.
Risks associated with primary operations in India
A significant change in the Indian government’s economic liberalization and deregulation policies may make it more difficult to consummate a business combination or cause potential target businesses or their goods and services to become less attractive.
      Since mid-1991, according to recent media reports, successive Indian governments have committed themselves to implementing an economic structural reform program with the objective of liberalizing India’s exchange and trade policies, reducing the fiscal deficit, controlling inflation, promoting a sound monetary policy, reforming the financial sector and placing greater reliance on market mechanisms to direct economic activity. A significant component of the program is the promotion of foreign investment in key areas of the economy and the further development of and the relaxation of restrictions in the private sector. While the government’s policies have resulted in improved economic performance, there can be no assurance that this performance will be sustained. Moreover, there can be no assurance that these economic reforms will persist, and that any newly elected government will continue the program of economic liberalization of previous governments. Any changes that may adversely affect Indian laws and policies with respect to foreign investment and currency exchange may make it more difficult for us to consummate a business combination.
Regional hostilities, terrorist attacks or social unrest in some parts of India may cause potential target businesses to become less attractive.
      Religious and border disputes persist in India. Moreover, India has from time to time experienced civil unrest and hostilities with neighboring countries such as Pakistan. Notwithstanding recently improved relations between the two countries, the longstanding dispute with Pakistan over the border Indian state of Jammu and Kashmir remains unresolved. India has also experienced terrorist attacks in some parts of the country. If the Indian government is unable to control the violence and disruption associated with these tensions, the results could destabilize the economy and, consequently, it could cause potential target businesses to become less attractive.

A poor monsoon season or seasons could negatively impact GDP growth.
      India’s economy is heavily dependent on the monsoon season each year, which drives the quality of the performance of the agricultural sector. The agricultural sector is a significant component of annual GDP and is also a source for the rise in the rural population’s growth in disposable income. If India experiences a poor monsoon season (or seasons), GDP growth and rural population disposable income may both be negatively impacted, slowing the demand for infrastructure development, which could make our target businesses less attractive.
Indian law may limit the ability of our target business to raise capital outside India and may limit the ability of others to acquire our target business, which could prevent us from operating our business or entering into a transaction that is in the best interests of our stockholders.
      Based on the most recent guide to Foreign Direct Investment (FDI) produced by the Ministry of Commerce and Industry of the Government of India (November 2005), we believe generally that the sectors and industries we will be interested in allow up to 100% FDI. However, we cannot be certain that a particular acquisition that we may target will not be subjected to FDI restriction or restrictions related to ownership control. Additionally, the transaction that we may enter into may additionally require approval from the Government of India or judicial and regulatory bodies and these approvals may not always be granted or granted in a timely manner. Current government policies and regulations generally encourage the raising of capital from overseas sources. However, any change in Indian laws or policies may constrain the ability of our target business to raise capital outside of India through the issuance of equity or convertible debt securities. Such constraints will limit the ability of the target business and an entity post-business combination to seek and obtain additional investment by non-Indian investors.
Exchange controls in India may limit our ability to utilize our cash flow effectively following a business combination.
      Following a business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Management Act, or FEMA, regulates the conversion of the Indian rupee into foreign currencies. Companies subject to FEMA are permitted to operate in India without any special restrictions, effectively placing them on par with wholly Indian owned companies. However, we cannot assure you that the Indian authorities will eliminate or continue to relax foreign currency restrictions. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the repatriation of dividends to our stockholders or to fund operations or acquisitions we may seek to do outside of India.

Because some of our directors reside outside the United States and a substantial portion of their assets are located outside the United States, there is a risk that service of process, enforcement of judgments and bringing of original actions and other civil liabilities against them will be more difficult.
      Some of our directors are residents of jurisdictions outside the United States, principally in India, and a substantial portion of the assets of these directors is located outside the United States. Therefore, you may not be able to effect service of process within the United States upon these persons so that you may enforce judgments of American courts against them based on the civil liability provisions of the U.S. federal securities laws. In addition, you may have difficulty bringing an original action in an Indian court or any other foreign court to enforce liabilities against any person based on U.S. federal securities laws.
Tax implications of the business combination may not be favorable.
      While we will make reasonable efforts using competent tax advisors to structure the transaction, we cannot be certain that we will not incur unfavorable tax consequences unique to India. The United States and India have a tax treaty and we intend to avail ourselves of the provisions contained therein to minimize the taxes. However, there is no assurance that the provisions of a tax treaty between India and the United States will always provide the most favorable tax treatment.
Returns on investment in Indian companies may be decreased by withholding and other taxes.
      Our investments in India will incur tax risk unique to investments in India and in developing economies in general. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of Indian income tax. Under treaties with India and under local Indian income tax law, income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns.
      We intend to avail ourselves of income tax treaties with India to seek to minimize any Indian withholding tax or local tax otherwise imposed. However, there is no assurance that the Indian tax authorities will recognize application of such treaties to achieve a minimization of Indian tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.
India has different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.
      Companies in India are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of an Indian company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP. Moreover, companies in India are subject to a different regulatory scheme than United States companies with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the timely disclosure of information. Accordingly, appropriate adjustments to the financial statements of an Indian company may be required in order to appropriately determine the underlying valuation of the Indian company.
      Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and stockholders’ rights for Indian corporations may differ from those that may apply in the United States, which may make the consummation of a business combination with an Indian company more difficult than a business combination with a company based in the United States.

Foreign currency fluctuations could cause a business combination to be more expensive.
      Because our business objective is to acquire one or more operating businesses with primary operations in India, changes in the U.S. dollar-Indian rupee exchange rate may affect our ability to achieve such an objective. If the U.S. dollar declines in value against the Indian rupee, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and Indian rupees, which may make it more difficult to consummate a business combination.
If political relations between the United States and India or between India and the United Nations weaken, it could make a target business’ operations less attractive.
      The relationship between the United States and India and the rest of the international community may change over time. Change in political conditions in India may lead to less liberal or less business friendly investment policies by the government of India or may prevent us from exercising our rights as shareholders or stake holders in the target business or in directing or appointing the management of the target business. Change in political conditions in India may also lead to the implementation of an embargo or economic sanctions by the United States or other developed countries against Indian companies or companies doing business in India, which in turn could compel us to prematurely terminate our business arrangements, or sell our equity holdings at less than fair market value or prevent the repatriation of the sale proceeds from any termination or dissolution of our business arrangements or could prevent the target business from accessing the U.S. or other international markets for its products or services, thus affecting its and our profitability.
The sale of the shares of our target business may be subject to restrictions under Indian law, which may adversely impact the price of the shares of our target business or your ability to repatriate your proceeds from such sale.
      Under current Indian regulations and practice, the approval of the Reserve Bank of India (RBI) and if our target business is publicly traded in India, the Securities & Exchange Board of India (SEBI) may be required for the sale of shares of our target business. If the approvals are not granted or not granted in a timely fashion, it will impact our ability to consummate a business combination. Under currency exchange controls that are in effect in India, any approval granted by the RBI or SEBI will specify a limit on the price at which our shares may be transferred based on a specified formula, and a higher price per share may not be permitted. Additionally, stockholders who seek to convert the rupee proceeds from a sale of shares in India into foreign currency and repatriate that foreign currency from India will have to obtain RBI approval for each transaction unless sold through a stock exchange. We cannot assure you that any required approval from RBI and/or SEBI or any other government agency could be obtained on any particular terms or at all.
Delays in judicial dispute resolution may impact doing business in India.
      In the course of doing business in India, we may have to engage in business agreements and adhere to statutes governed by Indian laws. While India has a well functioning and independent judiciary, it suffers from the reputation of prolonged timeframes associated with dispute resolution. Even if we seek to enforce our rights through alternative dispute resolution or the courts of another country, we may be required to seek enforcement of an arbitral award or judgment in the Indian judiciary. In the course of our business activities, if recourse to the Indian judiciary is required, this can substantially impact our ability to consummate a business combination.
Because the Indian judiciary will determine the scope and enforcement under Indian law of almost all of our target business’ material agreements, we may be unable to enforce our rights inside and outside of India following a business combination.
      Indian law will govern almost all of our target business’ material agreements, some of which may be with Indian governmental agencies. A target business or businesses may not be able to enforce their material agreements and certain remedies may not be available outside of India.

FORWARD-LOOKING STATEMENTS
      This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements.
      We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.
      Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward-looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-	With Over-
	Allotment Option	Allotment Option

Gross proceeds(1)	$90,000,000	$103,500,000

Offering expenses(2)
Underwriting discount (7% of gross proceeds)	6,300,000	7,245,000
Underwriters’ non-accountable expense allowance (1% of gross proceeds)	900,000	900,000
Legal fees and expenses (including blue sky services and expenses)	300,000	300,000
Miscellaneous expenses(3)	49,184	49,184
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	25,000	25,000
SEC registration fee	41,516	41,516
NASD registration fee	39,300	39,300

Total offering expenses	7,705,000	8,650,000

Total net proceeds	82,295,000	94,850,000

Proceeds not held in trust	$395,000	$530,000
Offering proceeds held in trust	81,900,000	94,320,000
Deferred underwriting discounts and commissions held in trust(4)	3,600,000	4,140,000

Total held in trust in event of liquidation	$85,500,000	$98,460,000

Percentage of gross proceeds from this offering held in the trust account	95.0%	95.1%
Use of net proceeds not held in trust and interest earned on the trust account(5) that may be released to us to cover our operating expenses(6)
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$175,000	$300,000
Legal and accounting fees relating to SEC reporting obligations	$50,000	$50,000
Director and officer insurance	$200,000	$200,000
Travel expenses	$200,000	$300,000
Internal due diligence performed by our officers, directors and special advisor of prospective target businesses	$50,000	$100,000
Officers’ compensation(7)	$1,040,000	$1,040,000
Working capital to cover miscellaneous expenses, stockholder notes payable and reserves(8)	$48,000	$115,360

Total(5)	$1,763,000	$2,105,360

(1)	Excludes the $100 purchase price for the purchase option issued to FTN Midwest Securities Corp., proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.

(2)	A portion of the offering expenses, including the SEC registration fee and the NASD filing fee, have been paid from the approximately $90,000 in loans we received from our officers and directors described below. These loans have a 3% interest rate and will be repaid out of the proceeds of this offering not being placed in trust upon the earlier of consummation of this offering or December 19, 2006.

(3)	Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

(4)	The underwriters have agreed to defer underwriting discounts and commissions in the amount of $3,600,000 (or $4,140,000 if the underwriters’ over-allotment option is exercised in full) until the consummation of our initial business combination. In the event that a business combination does not occur, the underwriters have agreed to forfeit their deferred discounts and commissions placed in trust. See “Underwriting — Commissions and Discounts.”

(5)	The maximum amount of the interest income earned on the trust account that may be disbursed to us to cover our operating expenses will be $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) consisting of $684,000 in the first 12 months and $684,000 in the second 12 months. We intend to use the $395,000 of the net proceeds not placed into trust and the $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) in interest income from the trust account that may be disbursed to us to cover operating expenses (a total of $1,763,000) towards our operating expenses. We currently believe that such $1,763,000 will be sufficient to cover our operating expenses until we consummate a business combination.

(6)	These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

(7)	The primary source of the compensation for all of our officers will be derived from interest income earned from the funds held in trust. The independent members of the board of directors will initially evaluate our working capital requirements to ensure sufficient funds are available for our operating expenses before determining any compensation on an individual basis payable to all of our officers. Additionally, the independent members of the board of directors will evaluate our working capital needs from time to time and may reduce or eliminate such compensation. Subject to the foregoing, we have allocated up to an aggregate amount of approximately $520,000 per annum for compensation for all of our officers, for an aggregate of $1,040,000.

(8)	The primary source of our working capital will be derived from interest income earned from funds held in trust.

      We intend to use the proceeds from the sale of the units to acquire an operating business in India. Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries we believe are well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure.
      Of the net proceeds, $85,500,000 (or $98,460,000 if the underwriters’ over-allotment option is exercised in full) including the deferred underwriting discounts and commissions described in footnote 4 above, will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation (except for taxes payable on interest earned and any amounts which may be disbursed to us to cover operating expenses). The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance the operations of the target business.
      We expect to use $3,600,000 (or $4,140,000 if the underwriters’ over-allotment is exercised in full) of proceeds held in the trust account to pay the deferred underwriting discounts and commissions, up to $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) of the interest earned on the trust account to cover our operating expenses and the remaining proceeds held in the trust account to acquire one or more operating businesses in India. The remaining $395,000 of net proceeds not held in the trust account and up to $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) of the interest earned on the trust account may be used to fund our operations for the next 24 months and to consummate a business combination, as described below. Interest earned on the trust account and not disbursed to us as described above will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon our dissolution and liquidation. If we are required to dissolve, we will pay for the costs of dissolution from our remaining assets outside the trust account. However, if our remaining assets outside the trust account are not sufficient to pay for the costs of our dissolution and liquidation, we may not be able to dissolve and liquidate, in which case we will not be able to liquidate and distribute our trust account. While we will seek waivers from all vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Our officers have, however, agreed to provide indemnification against claims from those vendors that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable.
      Approximately $1,763,000 will be available for our use as general working capital, including the $395,000 of the net proceeds not placed into trust and a portion of the interest income from the trust account that may be disbursed to us to cover operating expenses. The independent members of the board of directors shall initially evaluate our working capital requirements to ensure sufficient funds are available for the operating expenses of the Company before determining any compensation for all of our officers. Additionally, the independent members of the board of directors will evaluate the working capital needs of the Company from time to time and may reduce or eliminate such compensation. Subject to the foregoing, we have allocated up to an aggregate amount of approximately $520,000 per annum for compensation for all of our officers. Approximately $200,000 has been reserved for travel expenses (such as airfare to India, transportation costs throughout India, lodging and meals) and associated expenses of our officers while located in India. We have reserved approximately $50,000 for reimbursement of internal expenses incurred by our officers, directors, special advisor and existing stockholders in connection with conducting due diligence reviews of prospective target businesses, including the out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf. We expect that internal due diligence of prospective target businesses will be performed by some or all of our officers, directors and special advisor. We have reserved approximately $175,000 for legal, accounting and other third party expenses, such as engaging market research and valuation firms, as well as other expenses of structuring and negotiating business combinations, including the making of a down payment or the payment of exclusivity or similar fees and expenses. We have reserved approximately $200,000 for director and officer insurance coverage. We have reserved approximately $50,000 for legal and accounting fees relating to SEC reporting obligations.
      As discussed in footnote 5, up to $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) of the interest income earned on the trust account may be disbursed to us. We expect to use such monies to pay our operating expenses, including our legal and accounting fees, director and officer insurance, travel expenses, internal due diligence expenses, officers’ compensation and other miscellaneous expenses. Any interest earned on the trust account not disbursed to us to cover our operating expenses will be kept in the trust account for our use in completing a business combination or released to the public stockholders upon their exercise of conversion rights or upon liquidation. If the funds from net proceeds not held in trust and the interest earned on the trust account that may be disbursed to us to cover our operating expenses are insufficient to pay our operating expenses or such additional payments, such expenses will be paid from the funds released from the trust account upon the completion of a business combination. If we do not complete a business combination within the allotted time, because we will not have access to any other funds held in the trust account, we will be unable to pay such expenses.
      We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors, special advisor and existing stockholders and may include engaging market research and valuation firms, as well as other third-party consultants. None of our officers, directors, special advisor or existing stockholders (or any of their affiliates) will receive any compensation for their due diligence of prospective target businesses. Our officers, directors, special advisor and existing stockholders will be reimbursed for their out-of-pocket expenses (such as airfare to India, transportation costs throughout

India, lodging and meals) incurred in connection with due diligence of prospective target businesses except that no funds held in trust may be used to reimburse such expenses (except that a portion of interest earned on the trust account may be disbursed to us to cover a portion of our operating expenses). We believe that the amounts reserved for internal due diligence will be sufficient to cover the foregoing expenses and reimbursement costs. Our officers, directors, special advisor and existing stockholders will not be entitled to receive finders fees, nor will they receive any reimbursement from us for office space and/or administrative support in connection with identifying a target business or the consummation of the business combination. No reimbursements will be made to our officers, directors, special advisor and existing stockholders for payments to third parties for such third-party performance of due diligence.
      We also may use a portion of the excess working capital to make a deposit, down payment or fund a “no-shop, standstill” provision with respect to a particular proposed business combination. In the event we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate.
      The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Depending on the total consideration paid to the sellers of the target business, and whether such consideration includes stock, cash on hand or borrowed money, it is possible that proceeds from the trust account will not be fully used as consideration for a business combination. In such event, amounts may be released from trust to the merged company upon completion of the business combination. These funds will remain assets of the merged company and may be used to finance the costs of the business combination, future operations and/or subsequent acquisitions. We may also use these funds to pay finders fees or professional fees in connection with a business combination. We have no agreements in place with any person as of the date of this prospectus with respect to finders fees or professional fees.
      The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, so that we are not deemed to be an investment company under the Investment Company Act of 1940, as amended. These rates will vary from time to time. On April 28, 2006, the yield on 30-day treasury bills was approximately 4.578% per annum. Based on such prevailing rates, we believe that the interest income from the trust account will be sufficient to provide the contemplated amount of working capital. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.
      Upon the consummation of this offering, we expect that the independent members of our board of directors will establish in their good faith judgment annual compensation payable to our officers for their services in seeking a business combination. No such annual compensation for their services has been determined as of the date of this prospectus, and no compensation of any kind (including finders and consulting fees) will be paid to any of our independent directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers, directors, special advisor and existing stockholders will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

      A public stockholder will be entitled to receive funds from the trust account (including the deferred underwriting discounts and commissions and interest earned, net of taxes payable and any amounts disbursed to us to cover our operating expenses) only in the event of our dissolution and subsequent liquidation of the trust account pursuant to the trust agreement or if such public stockholder converts his shares into cash in connection with a business combination that the public stockholder voted against and that we actually consummate. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.
      Our existing stockholders have made loans to us of approximately $90,000. These loans and the proceeds of the sale of shares to our existing stockholders were used to pay certain expenses of this offering, including the SEC registration fee of $41,516 and the NASD filing fee of $39,300. These loans have an interest rate of 3% per annum and will be repaid upon the earlier of the consummation of this offering out of the proceeds not placed in trust or December 19, 2006.

CAPITALIZATION
      The following table sets forth our capitalization at March 15, 2006 and as adjusted to give effect to the reverse stock split, and the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	March 15, 2006

	Actual
	(Audited)	As Adjusted

Notes payable to stockholders	$90,000	$0
Accrued expenses	$138,771	0
Warrant liability		16,065,000
Total debt	228,771	16,065,000

Common stock, $.0001 par value, 2,998,500 of which, respectively, are subject to conversion	—	17,091,450

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $.0001 par value, 100,000,000 shares authorized; 3,749,998 shares issued and outstanding; 15,751,500 shares issued and outstanding (excluding 2,998,500 shares which are subject to conversion), as adjusted	375	1,575
Additional paid-in capital	5,625	49,142,975
Deficit accumulated during the development stage	(1,313)	(1,313)

Total stockholders’ equity	4,687	49,143,237

Total capitalization	$233,458	$82,299,687

      Pursuant to EITF 00-19, we must also reflect in the “as-adjusted information” as a liability the net-cash settlement value of the warrants because the warrant agreement only provides for the delivery of registered securities underlying the 30,000,000 issued and outstanding warrants and the 1,500,000 warrants that will be issued pursuant to the purchase option issued to FTN Midwest Securities Corp. In accordance with EITF 00-19, the net cash-settlement value of the warrants has been reflected at the current fair value of the warrants, which we estimated to be $0.51 per warrant, for a total liability of $16,065,000. In the event that at the end of any fiscal quarter the fair value of our outstanding warrants increases or decreases, we will be required to re-value the net-cash settlement value of the warrants and to reflect such change for the applicable fiscal quarter in our financial statements in accordance with EITF 00-19. If the net-cash settlement value at the end of any fiscal quarter increases, we will recognize a corresponding increase in expense for such fiscal quarter, as well as reflect a corresponding increase in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in a reduction of our stockholders’ equity on our balance sheet for such fiscal quarter and a decrease in total net income on our income statement for such fiscal quarter. If the net-cash settlement value at the end of any fiscal quarter decreases, we will recognize a corresponding increase in income for such quarter, and we will reflect the corresponding decrease in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in an increase of our stockholders’ equity on our balance sheet for such fiscal quarter and an increase in total net income on our income statement for such fiscal quarter.
      If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon and deferred underwriting discounts and commissions being held in trust (net of taxes payable and any amounts disbursed to us to cover our operating expenses), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.
      Some of our existing stockholders have made loans to us of approximately $90,000, which were used to pay a portion of the expenses of the offering described in this prospectus, including $41,516 for the SEC registration fee and $39,300 for the NASD filing fee. These loans have an interest rate of 3% per annum and will be repaid upon the earlier of either the consummation of this offering or December 19, 2006 out of proceeds not placed in trust.

DILUTION
      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.
      At March 15, 2006, our net tangible book value was approximately $(225,051), or approximately ($0.06) per share of common stock. After giving effect to the reverse stock split for our common stock effected on June 7, 2006 and to the sale of 15,000,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,998,500 shares of common stock which may be converted into cash and the warrant net-cash settlement value liability that we are required to reflect pursuant to EITF 00-19) at March 15, 2006 would have been approximately $49,143,237 or $3.12 per share, representing an immediate increase in net tangible book value of $3.18 per share to the existing stockholders and an immediate dilution of $2.88 per share or 48% to new investors not exercising their conversion rights.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (all numbers are rounded to the nearest whole cent):

Public offering price		$6.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors	3.18

Pro forma net tangible book value after this offering		3.12

Dilution to new investors		$2.88

      Our pro forma net tangible book value after this offering has been reduced by approximately $2.88 because of the conversion rights offered to the public stockholders and the warrant net-cash settlement value liability. If we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest and deferred underwriting discounts and commissions being held in trust (net of taxes payable and any amounts disbursed to us to cover operating expenses), divided by the number of shares sold in this offering (all numbers are rounded to the nearest whole cent). Pursuant to EITF 00-19, we must also reflect in the “as-adjusted information” as a liability the net-cash settlement value of the warrants because the warrant agreement only provides for the delivery of registered securities underlying the 30,000,000 issued and outstanding warrants and the 1,500,000 warrants that will be issued pursuant to the purchase option issued to FTN Midwest Securities Corp. In accordance with EITF 00-19, the net cash-settlement value of the warrants has been reflected at the current fair value of the warrants, which we estimated to be $0.51 per warrant, for a total liability of $16,065,000. In the event that at the end of any fiscal quarter the fair value of our outstanding warrants increases or decreases, we will be required to re-value the net-cash settlement value of the warrants and to reflect such change for the applicable fiscal quarter in our financial statements in accordance with EITF 00-19. If the net-cash settlement value at the end of any fiscal quarter increases, we will recognize a corresponding increase in expense for such fiscal quarter, as well as reflect a corresponding increase in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in a reduction of our stockholders’ equity on our balance sheet for such fiscal quarter and a decrease in total net income on our income statement for such fiscal quarter. If the net-cash settlement value at the end of any fiscal quarter decreases, we will recognize a corresponding increase in income for such quarter, and we will reflect the corresponding decrease in our liabilities for such fiscal quarter, in accordance with EITF 00-19, resulting in an increase of our stockholders’ equity on our balance sheet for such fiscal quarter and an increase in total net income on our income statement for such fiscal quarter.
      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(225,051)
Proceeds from this offering	82,295,000
Offering costs excluded from net tangible book value before this offering	229,738
Less: Warrant net-cash settlement value liability (31,500,000 warrants × $0.51)	16,065,000
Less: Proceeds held in trust subject to conversion to cash ($85,500,000 × 19.99%)	17,091,450

$49,143,237

Denominator:
Shares of common stock outstanding prior to this offering	3,749,998
Shares of common stock included in the units offered	15,000,000
Less: Shares subject to conversion (15,000,000 × 19.99%)	2,998,500

15,751,498

      The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price
	Number	Percentage	Amount	Percentage(1)	per Share

Existing stockholders	3,749,998	20.00%	$6,000	.0067%	$0.002	(1)
New investors	15,000,000	80.00%	90,000,000	99.33%	$6.00

Total	18,749,998	100%	$90,006,000	100%

(1)	Rounded to the nearest ten-thousandth.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We are a blank check company organized under the laws of the State of Delaware on November 14, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in India. Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries that we believe are well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination, future operations and/or acquisition.
      The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	an obligation to immediately repay all principal and earned interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.
      To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.
      We estimate that the net proceeds from the sale of the units will be $82,295,000 (or $94,850,000 if the underwriters’ over-allotment is exercised in full), after deducting offering expenses of approximately $505,000, underwriting discounts and commissions of approximately $6,300,000 (or $7,245,000 if the underwriters’ over-allotment option is exercised in full) and underwriters’ non-accountable expense of $900,000. Upon the consummation of this offering, $85,500,000 (or $98,460,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust and we anticipate that $1,763,000 will be used for working capital purposes. We will use substantially all of the net proceeds of this offering to acquire an operating business, including identifying and evaluating prospective acquisition candidates, selecting an operating business, and structuring, negotiating and consummating the business combination.

      The $395,000 of net proceeds not held in the trust account and a portion of the interest earned on the trust account will be used to fund operations and to consummate a business combination, as described below. Interest earned on the trust account and not disbursed to us to cover operating expenses as described above will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon our dissolution and liquidation. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. If the funds from net proceeds not held in trust and the interest earned on the trust account that may be disbursed to us to cover our operating expenses are insufficient to pay our operating expenses or such additional payments, such expenses will be paid from the funds released from the trust account upon the completion of a business combination. If we do not complete a business combination within the allotted time, because we will not have access to any other funds held in the trust account, we will be unable to pay such expenses. Over this time period, we anticipate making the following expenditures:

•	approximately $175,000 of expenses for legal, accounting, due diligence and other third party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $50,000 of expenses for internal due diligence performed by our officers, directors and special advisor and investigation of a target business; and

•	approximately $1,488,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability insurance premiums.
      The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Depending on the total consideration paid to the sellers of the target business, and whether such consideration includes stock, cash on hand or borrowed money, it is possible that proceeds from the trust account will not be fully used as consideration for a business combination. In such event, amounts may be released from trust to the merged company upon completion of the business combination. These funds will remain assets of the merged company and may be used to finance the costs of the business combination, future operations and/or subsequent acquisitions. We may also use these funds to pay finders fees or professional fees in connection with a business combination. We have no agreements in place with any person as of the date of this prospectus with respect to finders fees or professional fees. No reimbursements will be made to our officers, directors, special advisor and existing stockholders for payments to third parties for such third party performance of due diligence.
      We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We presently have no plans to enter into such arrangements. However, we may consider and enter into such a financing in connection with the consummation of a business combination if the need and opportunity arises.
      We have also agreed to sell to FTN Midwest Securities Corp. for $100, one option to purchase up to an aggregate of 750,000 units, each consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of a business combination and one year after the date of this prospectus and expiring four years after the date of this prospectus. The warrants underlying such units will have terms that are identical to those being issued in this offering, with the exception of the exercise price, which will be set at $6.25 per warrant (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option will also contain a cashless exercise feature that allows the holder of the purchase option to receive units on a net exercise basis. The option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The common stock issued pursuant to the purchase option will not have the conversion rights attached to the common stock held by the public stockholders. In addition, following the expiration of the initial 180-day lockup period, the purchase option also may be transferred, in whole or in part, to any subsidiary or affiliate of FTN Midwest Securities Corp. or any other underwriter, upon prior written notice to us, or to any third-party transferee, subject to compliance with securities laws. The purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the date of this prospectus. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the date of this prospectus.

PROPOSED BUSINESS
Introduction
      We are a blank check company organized under the laws of the State of Delaware on November 14, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in India. Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. We will target businesses expected to grow at a faster rate than the Indian GDP. Examples of some these businesses include those in the energy, water and transportation sectors. Specifically, we will target middle market companies that develop, manufacture and sell products to support the expanding Indian infrastructure in these sectors and whose products, we believe, are necessary to sustain the continued growth of these sectors. We believe that the ability of a target company, with our investment, to compete more effectively in such a growing and expanding economy will be beneficial to our stockholders.
      The Indian economy is one of the fastest growing economies in the world (BBC News report, November 27, 2005). For fiscal years ending March 2004 and March 2005, GDP grew by 8.5% and 7.5% respectively, and this momentum is reflected in GDP growth of 8% for the first half of the fiscal year ending March 2006 (Business Week, January 31, 2006). For calendar year 2006, GDP growth is projected to be 8.5% (Credit Suisse First Boston Press Release, December 20, 2005). Additionally, according to the Wall Street Journal (February 16, 2006), India has the potential to experience 8% GDP growth over the next few years. According to the government of India, the domestic consumption component of GDP has been approximately 70% over the past few years. Increased domestic consumption, a key element in sustained and broad-based GDP growth, is being driven by favorable population demographics, its demand for goods and services and new policies of the Indian government. We believe these trends are the impetus for the massive ongoing development of India’s infrastructure and its resulting growth, which will continue for the next several years.

Demographics
      According to the United Nations Population Division, over 50% of India’s population is below the age of 25. This demographic sector coupled with a growing middle class of 300 million people across urban and rural areas has created unprecedented demand for goods. The expected 20% increase in urbanization for the next decade (United Nations Population Division) and the rising level of disposable income among the rural population (Business Line, December 29, 2005) we believe will create significant needs for both urban and de-centralized infrastructure development. Population demographic trends are reflected in the retail sector and industrial output. The Indian retail sector, according to a recent report (Wall Street Journal, July 8, 2005), is expected to grow to $607 billion in 2010, from $330 billion in 2004. Industrial output growth figures (Reuters, November 11, 2005) across different sectors range from 7% to 13%. Additionally, the manufacturing sector grew 11.4% in 2005. Committed infrastructure development investment has been estimated at $191 billion over the next five years. The number of cities of one million or more in population has risen from 21 in 1991 to 35 in 2001, and continues to rise (New York Times, December 7, 2005). These factors create opportunities for businesses whose products are required for or will be in demand as a result of infrastructure development.

Increased Demand
      Energy: India, already a substantial importer of energy, is facing severe conventional fuel resource constraints in the face of demand necessary to sustain over 7% GDP growth. Forecasts and analyses of data from the Energy Information Agency of the United States Department of Energy and The Energy and Resources Institute, New Delhi, India indicate that India’s national demand for energy, expressed in Million Tons of Oil Equivalent (MTOE), is expected to rise from 340 MTOE in 2000 to 563 MTOE in 2006 and 724 MTOE in 2011. At current growth rates, it is expected that India will increase imports of oil from 71% in 2005 to 76% by 2012 and natural gas from 19% in 2005 to 33% by 2012. India trails other countries in terms of per capita energy use. India’s per capita energy consumption, expressed in million British thermal units per capita (MMBTU) is 13 MMBTU, while China, Germany and the United States per capita energy consumption are 35, 173 and 340 MMBTU, respectively. India has domestic installed power generation capacity of 120 GW (Gigawatts) compared to China’s approximate 400 GW. According to a recent report by McKinsey & Co. (Wall Street Journal, November 4, 2005), India needs to add 90 GW of power generation capacity over the next seven years to satisfy growing demand. India’s import dependency on fuel for power generation is expected to increase almost threefold from 4% in 2004 to 11% in 2020. The growth in energy demand coupled with increased imports and government encouragement of domestic sources of energy should present promising business opportunities in energy production and the creation of infrastructure for delivery of energy.
      Water: India’s water infrastructure faces significant challenges in the upcoming years. While India is home to 16% of the world population, it holds only 4% of the world’s fresh water supply. According to the Central Water Commission of the Government of India and Development Alternatives, a non-profit organization based in New Delhi, national demand for water is expected to grow from 634 Billion Cubic Meters (BCM) in 2000, to 813 BCM in 2010 and 1093 BCM in 2025. On a per capita basis, water availability will be declining from 1857 cubic meters in 2001, to 1704 cubic meters in 2010 and 1333 cubic meters in 2025. At this rate, India will fall below the United Nations stress line for fresh water supply by 2013. Meanwhile, approximately 70% of urban wastewater discharge in India is untreated. This situation has created an enormous opportunity for products addressing these issues.
      Transportation: The transportation sector is projected to grow at a rate 20% to 40% higher than the growth of the Indian economy. India has the second largest road network in the world with approximately 3.3 million kilometers of roads. There has been a major shift in mode of transportation from railways to roadways, with India’s roads now carrying 85% of passenger and 70% of freight traffic. India has undertaken a large scale upgrade and new construction of roadways totaling over 23,000 kilometers, including 10,000 kilometers in new rural and urban road upgrades, 7300 kilometers for the North-South-East-West Corridor, 5846 kilometers for the Golden Quadrilateral and 400 kilometers for port connectivity.
      While demographics and large-scale road development within India have been the major drivers of increased vehicle ownership, there are additional consumer factors that are further driving growth in this sector. The increasing disposable income of the rural population, growing demand for a second vehicle in urban areas, coupled with improved access to affordable consumer finance have contributed to large-scale growth in this sector. Automobile production grew over 15% in 2005 and the automotive component sector has increased output approximately 25% for each of the last three years. The increase in the number of vehicles has also increased demand for fuel. Import dependency on fuels for transportation is expected to grow from 66% in 2004 to 84% by year 2020 and the Indian government has enacted progressive policies such as mandatory blending of 5% ethanol with gasoline to stimulate growth in the bio-fuel and alternative fuel sectors. Thus, there are a variety of opportunities for companies to capitalize on this growing sector and its associated supply chain.

Government
      The Indian government recognizes that foreign investment is extremely important to the development of key industries, including energy, transportation and water, and has undertaken specific actions such as allowing automatic foreign direct investment up to 100% equity ownership and establishing the Foreign Investment Promotion Board to expedite the approval process for foreign direct investment (FDI) in those sectors that may require pre-approval. Under the 2005 FDI policy issued by the Indian government’s Ministry of Commerce, FDI of up to 100% equity ownership is allowed in electricity generation, transmission and distribution, mass rapid transportation systems and road transportation services. The Indian Ministry of Heavy Industry’s automobile policy provides for automatic approval of FDI of up to 100% equity ownership in the manufacture of automobiles and components. Although the Reserve Bank of India’s Master Circular dated July 5, 2005 is silent regarding investment in the water sector, it indicates that, for any sector or activity not specifically addressed therein, FDI of up to 100% equity ownership is allowed. However, the Indian government does not allow FDI in atomic energy.

      Most of the major economies of the world have signed the Kyoto Protocol, an international directive aimed at reducing greenhouse emissions and preventing global warming, and are working to shape their policies to remain compliant with the directive. India’s current status as a developing country under the Kyoto Protocol allows for more lenient pollution controls in comparison with many of the larger, Western economies. This has created an opportunity for Indian industries to sell their pollution credits to companies in countries with more stringent environmental policies. For example, the implementation of Euro II and IV vehicular emissions standards by 2010 in the Indian transport sector and the ability to sell carbon credits to countries obligated to reduce emissions under the current Kyoto Protocol have created new growth segments in India. As India’s economy grows, the country’s required pollution controls will likely increase due to both domestic demands for cleaner air and changes to the Kyoto Protocol. These controls will likely spur development of related technologies and products.
      Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. While not limited to these types of companies, possible acquisitions could include companies involved in renewable energy, power distribution and transmission, energy storage, wastewater treatment, water purification, bottled water, desalination, bio-fuels and selected product companies in the automotive sector value chain.
Management Expertise
      We believe that our management’s strong combination of experience and contacts in India should attract well-positioned prospective acquisition candidates. Our management team brings both India-based senior executive experience as well as specific operational experience in managing manufacturing and product businesses. We believe that this will allow us to effectively assess target companies as well as manage target companies subsequent to a business combination. Our assessment of target companies will not only focus on due diligence efforts; we will also assess opportunities for growth through application of appropriate and best in class technologies as well as expansion opportunities into export markets.
      Our management team will also bring the required legal, regulatory and transactional experience that will be critical to completing a business combination. Our India-based knowledge and experience with structuring acquisitions, ensuring all regulatory requirements are met and closing transactions will further bolster our ability to complete a business combination.
      We cannot provide you assurances that the current management will remain after the consummation of the business combination. We have not entered into employment agreements with any of our existing management. Moreover, our existing management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the existing members of management would remain with us, if they chose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our existing management would remain with the combined company because control of the company would rest with the target company and not with our existing management unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement. To the extent our existing management does not remain involved, reduces their involvement or does not have sufficient expertise or knowledge relating to the specific operations of the particular target business acquired, we may need to rely on the management team of the prospective target business.
      Our officers shall be employed full-time to conduct the affairs of the corporation and shall be located in India as the circumstances require until a business combination candidate has been identified and will continue to be in India for such timeframes as are necessary to consummate a business combination. Presently, the Company does not have office space in India. As a target business is selected, the Company will reevaluate its need for office space in India. Certain members of management are also stockholders of the Company. Our existing stockholders’ common stock is subject to an escrow agreement which restricts the sale of the stock based on a graduated schedule as of the completion of the business combination. Subject to assessment of the needs of the target company and stockholder approval, our management team intends to remain actively involved in promoting the growth of the entity post-combination.
Effecting a Business Combination

General
      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving an operating business in India focused primarily on product companies in industries that we believe are well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. We may also raise funds in addition to the amounts held in trust and apply such raised funds toward the acquisition of a target company, while no plans to do so are contemplated currently. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any business combination. A business combination may involve the acquisition of, or merger with, an operating business which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies which may be financially unstable or in their early stages of development or growth.

We have not identified any target businesses
      To date, we have not selected any target businesses. None of our officers, directors or promoters, and no other affiliate of the Company have had any previous preliminary contact or discussion with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company. Subject to the requirement that our initial business combination must be with one or more operating businesses with a collective fair market value of at least 80% of our net assets (excluding the deferred underwriting discounts and commissions being held in trust) at the time of the acquisition or simultaneous acquisitions as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in India, with our focus being primarily on product companies in industries well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.

Selection of a target business and structuring of a business combination
      We plan to find our target business through the members of our management team and directors. We have extensive contacts and sources from which to generate acquisition opportunities in India. These contacts and sources include senior executives, private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. Our management team intends to use its operating and transaction experience to find and evaluate potential target companies and to maintain and build on the relationships that they have developed through their years of experience in the United States and Indian business arenas. Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and us or any potential targets in connection with a potential business combination or the raising of additional capital. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finders fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; but we do not expect to enter into any such agreement or pay any such fee prior to the one year anniversary of the date of this prospectus.
      Subject to the requirement that our initial business combination must be with one or more operating businesses with a collective fair market value of at least 80% of our net assets (excluding the deferred underwriting discounts and commissions being held in trust) at the time of such acquisition or simultaneous acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in India, with our focus being primarily on product companies in industries that we believe are well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. In evaluating prospective acquisition candidates, our management will likely consider, among other factors, the following:

•	financial condition, results of operation and repatriation regulations;

•	historical revenue growth;

•	growth potential;

•	earnings before interest, taxes, depreciation and amortization charges;

•	consistent operating margins;

•	experience and skill of management and availability of additional personnel;

•	nature of the customers and contracts;

•	stability and continuity in customer relationships;

•	backlog of orders;

•	capital requirements;

•	competitive position;

•	position within a sector and barriers to entry into other industries;

•	stage of development of the services, processes or products;

•	degree of current or potential market acceptance of the services, processes or products;

•	proprietary features and degree of intellectual property or other protection of the services, processes or products;

•	regulatory environment of the industry;

•	potential growth in government spending in the segment in which the target company operates;

•	potential compliance with U.S. GAAP, SEC regulations and Sarbanes-Oxley requirements; and

•	costs associated with effecting the business combination.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with an operating business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.
      We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and their stockholders, and our own stockholders. We cannot assure you, however, that favorable tax treatment will be available under the circumstances of any particular combination, that the structure we negotiate will actually achieve the most favorable tax treatment, or that the Internal Revenue Service, appropriate state or other tax authority will agree with our tax treatment of the business combination.
      The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, our directors, officers, special advisor and existing stockholders, will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Such expenses are not known at this time and such expenses will be approved by our board of directors.

Fair market value of target business
      The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition or simultaneous acquisitions. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business or businesses has a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business or businesses has sufficient fair market value.

Possible lack of business diversification
      The net proceeds from this offering will provide us with approximately $82,295,000, which we may use to complete our initial business combination. We may have only the ability to complete our initial business combination with a single operating business, which may have a limited number of services or products. The resulting lack of diversification:

•	will result in our dependency upon the performance of a single operating business;

•	may result in our dependency upon the development or market acceptance of a single or limited number of services, processes or products; and

•	may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
      We may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire.

Acquisition of more than one business
      As noted above, we expect to effect our initial business combination through the acquisition of a single business, but we reserve the right to acquire more than one business in contemporaneous acquisitions if our board of directors determines that such a course is in our best interest. Completing our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner.

Limited ability to evaluate the target business’ management
      Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. We expect one or more members of our management to serve on our board of directors and be active in day-to-day operations following a business combination, subject to continued election by the stockholders and the needs of the target company. Depending on our needs, we may employ other personnel following the business combination. We may request continued representation of our management on the board of directors in our negotiation with a target company. We will consider a target company’s response to this request in determining whether the acquisition is in the best interest of our stockholders. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired.
      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination
      Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business or businesses and certain required financial information regarding the business or businesses.
      In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. If public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights, we may still proceed with the business combination. Our existing stockholders are prohibited from purchasing any shares of our common stock either in connection with this offering or in any open market transactions. After the consummation of the business combination, our existing stockholders will be able to purchase shares of our common stock in any open market transactions. Therefore, all shares of common stock presently owned by the existing stockholders will be voted in accordance with the majority of the shares of common stock voted by the public stockholders.

Conversion rights
      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Pursuant to our amended and restated certificate of incorporation, our existing stockholders do not have the right to convert their stock into a pro rata share of the trust account. In addition, our existing stockholders have agreed to vote their stock in accordance with the majority of the shares of common stock voted by the public stockholders. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest and the deferred underwriting discounts and commissions (calculated as of two business days prior to the consummation of the proposed business combination, and net of taxes payable and any amounts disbursed to us to cover our operating expenses), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account or rights creditors may have to funds in the trust account, if any, the initial per-share conversion price would be $5.70, or $0.30 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who are entitled to convert their shares and who elect conversion will be distributed promptly after completion of a business combination. If a business combination is approved by the holders of a majority of our shares of common stock and public stockholders owning less than 20% of our shares exercise their conversion rights, we will proceed with the business combination in accordance with its terms. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against a business combination and, subsequently, exercise their conversion rights. Public stockholders who exercise their conversion rights and convert their stock will retain any warrants they hold.

Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period, our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors’ recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or at all. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.
      We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which the corporation shall pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our board of directors intends to adopt a plan of distribution and to distribute the funds held in trust and any of our remaining assets to holders of our common stock sold in this offering as promptly as practicable following the dissolution of the Company. Until adoption of our plan of distribution and distribution of the funds held in trust, the funds will remain in trust and held by the trustee in permitted investments. This may cause us to be deemed to be an investment company. If we are then deemed to be an investment company, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.
      Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust account (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our liquidation during our remaining existence.
      Our existing stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $3,600,000 (or $4,140,000 if the underwriters’ over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon dissolution of the Company. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event of our liquidation.
      Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the Delaware General Corporation Law, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is our intention to seek approval of our stockholders to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware General Corporation Law. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.
      The proceeds deposited in the trust account could, however, become subject to the claims of our creditors and we could be required to pay our creditors prior to making any distributions to the holders of common stock sold in this offering. Although we will seek to have all vendors and service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any discounts and commissions held in the trust account for the benefit of the Company and the holders of common stock sold in this offering, there is no guarantee that we will be able to obtain such agreements or that even if such agreements are executed, that such agreements would prevent claims against the trust account. Our primary consideration in determining whether to enter into an agreement with persons who refuse to execute such a waiver will be whether there is a suitable alternative provider, the expected aggregate contract amount and our assessment of the potential risk to the trust account. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. In addition, we will require any target business to covenant as part of any definitive acquisition agreement that it will not pursue any claim or enforce any right, title, interest or claim of any kind in or to any monies held in the trust account. If we are unable to complete a business combination, our current officers have agreed, pursuant to the letter agreements, that they will be personally liable, jointly and severally, for any claims by vendors, or target businesses or other third parties to the extent that we fail to obtain valid and enforceable waivers from such entities of all of their rights to make claims against the proceeds in the trust account. If a current officer ceases to be an officer of the Company for any reason, such officer’s liability will only extend solely to claims arising out of acts or omissions during such person’s tenure as an officer of the Company. We cannot assure you that our current officers will be able to satisfy any obligations to ensure that the proceeds in the trust account are not reduced by the claims of such vendors, target businesses or other third parties and we have not independently ascertained the financial ability of our officers to satisfy their indemnification obligations. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $5.70 per share due to claims of creditors.
Amended and Restated Certificate of Incorporation
      Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Pursuant to our amended and restated certificate of incorporation, these conditions cannot be amended without the consent of our stockholders. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation or as otherwise permitted in the amended and restated certificate of incorporation provided, however that up to $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) earned as interest on the trust account may be released to the Company to cover operating expenses;

•	prior to the consummation of a business combination, we will submit the business combination to our stockholders for approval;

•	we may consummate the business combination if approved and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

•	our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•	upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to the business combination.
      Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing paragraph prior to the consummation of a business combination. We believe these provisions to be obligations of our Company to its stockholders and that investors will make an investment in our Company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.
Competition
      In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target businesses. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry. In addition, based on publicly available information as of May 4, 2006, we have identified approximately 58 similarly structured blank check companies which have gone public since August 2003, of which six have actually completed a business combination. Two other blank check companies that have gone public are targeting companies in India.
Facilities
      We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 4 Dublin Circle, Burlington, MA 01803. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.
Employees
      We currently have four officers, of whom Vivek K. Soni and Parag G. Mehta are also members of our board of directors. We have no employees. Upon consummation of this offering, these individuals will serve as full-time employees in conducting the affairs of the Company and we expect that the independent members of our board of directors will establish in their good faith judgment the annual compensation payable to our officers for their services in seeking a business combination. No such annual compensation for their services has been determined as of the date of this prospectus.
Periodic Reporting and Audited Financial Statements
      We will register our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.
      We will not acquire the initial target business if audited financial statements based on U.S. GAAP cannot be obtained or generated for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the initial business combination. Our management believes that the requirement of having available audited financial statements for the target business provided to our stockholders will not materially limit the pool of potential target businesses available for acquisition.
Legal proceedings
      We are not involved in nor a party to any material legal proceedings, nor to the knowledge of management is there any litigation pending or contemplated against any of our officers or directors in their capacity as such.
Comparison to Offerings of Blank Check Companies
      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$85,500,000 (including deferred underwriting discounts and commissions of $3,600,000) of the net offering proceeds will be deposited into a trust account located at JPMorgan Chase Bank, N.A., and maintained by Continental Stock Transfer & Trust Company acting as trustee.	$74,520,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $85,500,000 (including deferred underwriting discounts and commissions of $3,600,000) of net offering proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisitions.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriters of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. In addition, the Company will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of the Company’s initial Current Report on Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A public stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a public stockholder who does not follow these procedures or a public stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, of his election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest on funds held in trust	Up to $1,368,000 (or $1,575,360 if the underwriters’ over-allotment is exercised in full) of the interest income earned on the trust account may be disbursed to us to cover our operating expenses. Any monies that are not disbursed to us and all other interest income earned will be held in the trust account for our use in completing a business combination or released to the public stockholders upon their exercise of conversion rights or upon our dissolution and liquidation.	The interest income earned on the proceeds held in trust would be held in trust for the sole benefit of the purchasers of our units.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds	The proceeds held in the trust account (excluding the interest income that may be released to us to cover operating expenses) will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
      Our current directors and executive officers are as follows:

Name	Age	Position

Vivek K. Soni	47	Chairman of the Board and Chief Technology Officer
Parag G. Mehta	44	President, Chief Executive Officer and Director
Hemang Dave	48	Director
N.L. Jain	61	Director
S. P. Kothari	48	Director
Michael D. Marvin	60	Director
Gaurav Gupta	32	Vice-President, Finance and Treasurer
Servjeet S. Bhachu	36	Vice-President, General Counsel and Secretary
      Vivek K. Soni has served as our Chairman & Chief Technology Officer since our inception in November 2005. From 2001 to 2004, he was President, Corporate Technology Strategy and Services, at the Aditya Birla Group, an India based manufacturing and services conglomerate with operations within and outside India. Prior to joining the Aditya Birla Group, Dr. Soni was Director, Science & Technology, at Polaroid Corporation, where he worked from 1987 to 2001. Dr. Soni led the development of digital imaging products and various research and development groups focused on chemicals and materials. He was actively involved in key product development initiatives with domestic and international partners. Dr. Soni started his career in 1985 at Shell Development Company, a Royal Dutch/ Shell Group Company in Houston, TX, where he developed additives for automotive lubricants. He has served on the Board of Directors of the Community Art Center, a non-profit organization in Cambridge, MA, serving as President of its Board from December 2000 to November 2001. Dr. Soni received his Ph.D. from the University of Massachusetts, Amherst and a B.Tech. from the Indian Institute of Technology, New Delhi, India. He attended the Executive Development Program at the Kellogg School of Management at Northwestern University.
      Parag G. Mehta has served as our President & Chief Executive Officer since our inception in November 2005. In 1999, Dr. Mehta co-founded Aprilis, Inc., a spin-off from Polaroid Corporation engaged in developing products for high-end optical data storage and forensic grade biometric security. Dr. Mehta helped capitalize Aprilis through multiple rounds of institutional financing and in sourcing the capital, negotiating the investment and structuring the largest transaction for the company. He was a member of its Board of Directors from February 1999 to December 2003, Vice President of Product Delivery from September 1999 to September 2000 (part time) and September 2000 to August 2004 (full time). From 1989 to 2000, Dr. Mehta worked at Polaroid Corporation, holding line and program management positions in Consumer Film Manufacturing, Holography and Central Research and Development divisions. His roles at Polaroid included research and development (R&D), logistics, new product commercialization, manufacturing, vendor management and worldwide customer interface. During his tenure with Polaroid’s R & D division, Dr. Mehta worked in the area of Light Emitting Diodes, an area of technology expected to play a role in development of energy efficient lighting products. In his managerial role at Polaroid, Dr. Mehta managed the sales and manufacturing of an automotive product line for a passenger vehicle manufactured by one of the Big Three US automobile producers. In his last role at Polaroid, as the Manager of Supply Chain & Engineering in the Consumer Film division, he and his group managed manufacturing and quality of components from over twenty suppliers in the United States, United Kingdom and the Netherlands. Dr. Mehta also serves on the Board of Advisors of Animatix Studios, Inc., a privately held 3-D animation company. He received his Ph.D. from Rensselaer Polytechnic Institute, Troy, NY and his M.S. from Indian Institute of Technology, Bombay, India.

      Hemang Dave has served as a director since December 2005. Currently Mr. Dave is Managing Director of Celerity Ventures, a private investment firm he co-founded in 1999, where he focuses on the Asia/ Pacific region primarily targeting China and India, the energy sector and the precious metals sector. He served as the CEO and Chairman of THINQ Learning Solutions, Inc., a company he co-founded in 1999 and as Vice President of Strategic Alliances at Lotus Development Corporation from 1992 to 1995. From 1996 to 1997, he worked at CMGi, where he worked with five start-up Internet companies, including Engage Technologies, AdSmart and Navisite. As a corporate officer and the Vice President of New Ventures at Polaroid from 1997 to 1998, he worked with Polaroid’s spin-out and divestment strategy. Early in his career, he held a number of executive positions at ComputerVision/ Prime Computer, Inc., including director of strategic alliances, workstation development and corporate education. He began his career at IBM Corporation in 1978 as a product development engineer and sales representative. He received his B.S. from University of Connecticut.
      N. L. Jain has served as a director since December 2005. Mr. Jain has been a Director of Finance for Indo Asian Fusegear Ltd., a leading company in electrical control and equipment manufacturers, since May 2006. Mr. Jain served as the Executive President of Indo Gulf Fertilizers Limited from 2000 to 2004. Under his leadership, Indo Gulf Fertilizers Limited was recognized as one of the 200 Best Small Global Companies for the year 2002 & 2003 (Best Under a Billion) by Forbes Magazine and Indo Gulf received the Deming application prize award in 2004. He also served as a consultant for Indo Gulf Fertilizers Limited from September 2004 until March 2006. He has been associated with the Aditya Birla Group companies since 1971. Prior to joining Indo Gulf, he was Vice President of Finance at the pulp unit of Grasim Industries (an Aditya Birla Group company). Mr. Jain serves on the boards of Lucknow Finance Company Limited, an Indian Non-Banking Finance Company, Rosa Power Supply Company Limited, and Shaktiman Fertilisers Private Limited. Mr. Jain received his B.Com. from Udaipur University, India and is certified as a Chartered Accountant from the Institute of Chartered Accountants of India.
      S. P. Kothari has served as a director since December 2005. Professor Kothari is the Thomas Henry Carroll-Ford Visiting Professor of Business Administration, Harvard Business School and holds a permanent faculty appointment at the MIT Sloan School of Management, since 1999, where he is Head of the Department of Economics, Finance, and Accounting and Gordon Y Billard Professor of Management. Prior to joining MIT, he was a Professor at the University of Rochester between 1986 and 1999. Professor Kothari is an editor of the Journal of Accounting & Economics, an academic research journal. Professor Kothari served on the board of directors of Vicarious Visions, Inc. from 1998 to 2005. Currently he is an independent consultant with Charles River Associates International, a business, economics, and litigation-support consulting firm. Professor Kothari has served as a consultant for corporations, including U.S. and international banks, Australian television broadcast corporations, U.S. steel companies, E&Y, KPMG, PriceWaterhouseCoopers, and the U.S. Department of Justice. He received his Ph.D in Accounting from University of Iowa, MBA in Accounting & Finance from Indian Institute of Management, Ahmedabad, India, and B.E. from Birla Institute of Technology & Science, Pilani, India.
      Michael D. Marvin has served as a director since December 2005. From 1986 to 2002 Mr. Marvin served in the capacities of Founder, CEO and Chairman of MapInfo Corporation, a public company currently in its twentieth year of operation in 60 countries with products in 20 languages. Under his leadership, the company completed a public offering and entered the Chinese market. He currently serves as the Chairman Emeritus of MapInfo. From 1994 to 1998, Mr. Marvin served on the Board of the Directors of the company PSDI (now MRO Software) and during his term he was involved in PSDI’s public offering. From 2001 to 2005, Mr. Marvin served on the board of Geac Computer Ltd., a public company. From 1993 to 2002, Mr. Marvin was the founder and the Principal of Exponential Business Development Company, a venture capital firm, investing in technology companies in upstate New York. He has served on the Board of several private companies and five of his companies were later acquired. Prior to starting MapInfo Corporation in 1986, Mr. Marvin was the Business Director for Manufacturing and Technology Transfer at the Rensselaer Polytechnic Institute for four years. Since 1999, Mr. Marvin has been co-founder of the Business and Higher Education Roundtable, an organization comprised of 16 regional presidents of colleges and universities and many CEOs of Tech Valley companies and focused on providing leadership for economic growth in the Capital District of New York. Mr. Marvin received his B.S. at the University of Maryland and M.S. from the Graduate School of Industrial Administration at Carnegie-Mellon University.
      Gaurav Gupta has served as our Vice President, Finance & Treasurer since November 2005. Before joining us, from 2004 to 2005, Mr. Gupta worked at KPMG LLP, where he conducted commercial and financial due diligence. Mr. Gupta has also worked at Bearingpoint from 2002 to 2004 and Andersen Business Consulting, from 2001 to 2002. In both positions, he advised his clients on business strategy, process improvement, and financial matters. Before his career with consulting firms in 2001, Mr. Gupta conducted financial analysis at Leader Mortgage Bank, a large independent real estate mortgage finance company. Mr. Gupta received his MBA from Northeastern University, M.S. from Bentley College, and B.Com. from Delhi University, India.
      Servjeet S. Bhachu has served as our Vice President, General Counsel & Secretary since November 2005. From August 2000 to January 2005, he led the organizational and operational restructuring of the Field Case Management division of Concentra Integrated Services, Inc., a national health care cost containment organization. From 1995 to 2000, Mr. Bhachu led the corporate restructuring of the Presbyterian Church (U.S.A.) Foundation. The restructuring resulted in the creation of a subsidiary national trust bank and family of proprietary mutual funds (New Covenant Funds). Subsequent to the restructuring of the Foundation, he served as Acting General Counsel of the Foundation and New Covenant Trust Company N.A. from 1999 to 2000. Mr. Bhachu received his J.D. from Boston University School of Law and B.A. in Economics from Clark University.
      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Hemang Dave and N.L. Jain will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of S.P. Kothari and Michael D. Marvin will expire at the second annual meeting. The term of office of the third class of directors, consisting of Vivek K. Soni and Parag G. Mehta, will expire at the third annual meeting. When G.N. Bajpai is elected to the board of directors, he will serve on the third class of directors.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transaction expertise should enable them to successfully identify and effect a business combination. However, we cannot assure you that they will, in fact, be able to do so.

Special Advisor
      G. N. Bajpai Since December 2005, G.N. Bajpai has served as a special advisor to the Company. Our board of directors intends to elect him as a director of the Company upon the closing of this offering. Mr. Bajpai has served as the Chairman of Intuit Consulting Pvt. Ltd., an Indian consulting firm, since July 2005. He was the Chairman of Securities and Exchange Board of India (SEBI), the regulatory body in India which oversees all public capital markets, from February 2002 to February 2005. Prior to becoming Chairman of the SEBI, Mr. Bajpai spent thirty-six years, including the last two as Chairman and CEO, at the Life Insurance Company of India (LIC). Mr. Bajpai also served as the Chairman of Corporate Governance Task Force of International Organization of Securities Commissions (IOSCO) from October 2003 to February 2005. Mr. Bajpai has served as the Non-Executive Chairman of National Stock Exchange of India, the third largest exchange in the world by number of trades and has served as a board member of many Indian companies, including ICICI Bank, General Insurance Corporation of India, Unit Trust of India, National Housing Bank, Indian Railways Finance Corporation, Indian International Insurance (Singapore), Ken India Ltd. (Kenya), Jindal Vijay Nagar Steel, Tata Chemicals, Thane Electric Supply Co. and Southern Switch Gears Ltd. Mr. Bajpai was recently awarded the Award for Outstanding Contribution to the Development of Finance conferred by CNBC Television Channel in January 2005 and given by the Prime Minister of India, Dr. Manmohan Singh. He currently serves on the Board of Governors of Indian Institute of Management, Lucknow, India. Mr. Bajpai received a Masters in Commerce (M.Com.) from University of Agra, India and his Bachelors in Law (LLB) from University of Indore, India.

Audit Committee
      Our board of directors has established an Audit Committee, which reports to the board of directors. The Audit Committee will be responsible for meeting with our independent registered accounting firm regarding, among other issues, audits and adequacy of our accounting and control systems.
      In addition, the Audit Committee monitors compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee has the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee is required to be composed entirely of at least three directors. All directors serving on the Audit Committee must be and are independent directors. For more information, see “Proposed Business — Amended and Restated Certificate of Incorporation.”
      No member of our board of directors is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934, as amended, but nonetheless, we believe the members are qualified to perform their duties.

Code of Ethics
      We have adopted a code of ethics that applies to directors, officers and employees. A copy of the code of ethics has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Executive Officer and Director Compensation
      No director or executive officer has received any cash compensation for services rendered nor will our directors receive compensation for their services as a director either upon the completion of this offering or the consummation of a business combination. After the consummation of this offering, our executive officers will become full-time employees of the Company and will receive annual compensation. The independent members of the board of directors will initially evaluate our working capital requirements to ensure sufficient funds are available for the operating expenses of the Company before determining any compensation payable on an individual basis to all of our executive officers. Additionally, the independent members of the board of directors will evaluate the working capital needs of the Company from time to time and may reduce or eliminate such compensation. Upon the consummation of this offering, the independent members of our board of directors will establish in their good faith judgment the annual compensation payable on an individual basis to our executive officers for their services in seeking a business combination. No such annual compensation for their services has been determined as of the date of this prospectus, and no compensation of any kind (including finders and consulting fees) will be paid to any of our independent directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. Our directors, executive officers, special advisor and existing stockholders will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, except that no funds held in trust may be used to reimburse such expenses(except for any amounts disbursed to us to cover our operating expenses). There will be no review of the reasonableness of the expenses or fees by anyone other than our board of directors, which includes persons who may be entitled to reimbursement or a court of competent jurisdiction if such expenses are challenged. To the extent that such expenses exceed the available proceeds not deposited in trust, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement or monitoring our compliance with the terms of this offering. In addition, because the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors after a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Conflicts of Interest
      Investors should be aware of the following potential conflicts of interest:

•	None of our independent directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our independent directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Management.”

•	In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      We will reimburse our officers, directors, special advisor and existing stockholders for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged, except that no funds held in trust may be used to reimburse such expenses (except for any amounts disbursed to us to cover our operating expenses).
      After consummation of this offering, we expect that the independent members of our board of directors will establish in their good faith judgment the annual compensation payable to our officers for their services in seeking a business combination. No such annual compensation for their services has been determined as of the date of this prospectus, and no compensation of any kind (including finders and consulting fees) will be paid to any of our independent directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. Certain of our existing stockholders (Vivek K. Soni, Parag G. Mehta, Hemang Dave, S.P. Kothari, Michael D. Marvin, Gaurav Gupta and Servjeet S. Bhachu) have made loans to us of approximately $90,000 in the aggregate, which were used to pay a portion of the offering expenses described in “Use of Proceeds.” These loans have an interest rate of 3% per annum and will be repaid upon the earlier of the consummation of this offering out of the proceeds not placed in trust or December 19, 2006. The lenders of the loans do not have rights as existing stockholders to any of the funds in the trust account. Other than the reimbursable out-of-pocket expenses payable to our directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing independent directors or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.
      The Company does not presently have office space in India and does not have any arrangement with any of its existing stockholders for reimbursement for office space and/or administrative support. As a target business is selected, the Company will reevaluate its needs for office space and administrative support in India.
      All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are on terms no less favorable to us than would exist between us and an unaffiliated third party in an arms length transaction.
      No officer, director, special advisor or existing stockholder of the Company has been or is currently affiliated with any other blank check company.
Prior Share Issuances
      On November 14, 2005, we issued an aggregate of 4,750,000 shares to Messrs. Soni, Mehta, Bajpai, Dave, Jain, Kothari, Gupta, Bhachu and Vega and, on December 2, 2005, we issued 250,000 shares of our common stock to Mr. Marvin for an aggregate of $6,000 in cash, at an average purchase price of approximately $.002 per share. On June 7, 2006, we effected a 0.75-for-one reverse stock split of our common stock, effectively raising the purchase price to approximately $0.002 per share. Following the reverse stock split, there were 3,749,998 shares of common stock outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares	Relationship to Us

Vivek K. Soni	906,249	Chairman of the Board and Chief Technology Officer
Parag G. Mehta	906,249	President, Chief Executive Officer and Director
Hemang Dave	187,500	Director
N.L. Jain	187,500	Director
S.P. Kothari	187,500	Director
Michael D. Marvin	187,500	Director
Gaurav Gupta	453,125	Vice-President, Finance and Treasurer
Servjeet S. Bhachu	453,125	Vice-President, General Counsel and Secretary
G.N. Bajpai	187,500	Special Advisor
Julio E. Vega	93,750	Existing Stockholder
All directors and officers as group	3,468,748

(1)	All addresses are c/o Navitas International Corporation, 4 Dublin Circle, Burlington, MA 01803, except for Julio E. Vega, whose address is c/o Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110.
      Our board of directors neither anticipates nor plans to authorize a stock dividend prior to the consummation of this offering.
      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date of the consummation of the business combination. The existing stockholder shares will be released from escrow upon the completion of the business combination, according to a graduated schedule: one-quarter of the shares six months after the business combination and one quarter every six months thereafter, so that upon the second anniversary of a business combination, all shares will be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the consummation of the business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

      The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed not to purchase units or shares of our common stock after the consummation of this offering, and therefore, will vote all shares owned by them in accordance with the majority of the public stockholders.
PRINCIPAL STOCKHOLDERS
      The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2006, and as adjusted to reflect the reverse stock split of our common stock effected on June 7, 2006 and the sale of our common stock included in the units offered by this prospectus (assuming the following persons do not purchase units in this offering and there is no exercise of the underwriters’ over-allotment option), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate
		Percentage of
		Outstanding
		Common Stock

	Amount and Nature of	Before	After
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Offering	Offering

Vivek K. Soni	906,249	24.17%	4.83%
Parag G. Mehta	906,249	24.17%	4.83%
Hemang Dave	187,500	5.00%	1.00%
N.L. Jain	187,500	5.00%	1.00%
S.P. Kothari	187,500	5.00%	1.00%
Michael D. Marvin	187,500	5.00%	1.00%
Gaurav Gupta	453,125	12.08%	2.42%
Servjeet S. Bhachu	453,125	12.08%	2.42%
G.N. Bajpai	187,500	5.00%	1.00%
All directors and officers as group	3,468,748	92.50%	18.50%

(1)	All addresses are c/o Navitas International Corporation, 4 Dublin Circle, Burlington, MA 01803.
      Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.00% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.
      All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until the earlier of:

•	up to three years following the date of this prospectus;

•	our dissolution and liquidation; and

•	the consummation of a business combination, subject to a graduated release schedule described below.
      During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. The shares will be released from escrow pursuant to a graduated schedule upon the completion of the business combination, whereby one-quarter of the securities of our existing stockholders will be released from escrow six months after the completion of the business combination and one quarter every six months thereafter, so that upon the second anniversary of the completion of the business combination, all shares will be released. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and dissolve and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds.
      In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders.
      We consider Messrs. Mehta and Soni to be our “parents”, “founders”, and/or “promoters” as those terms are defined under the federal securities laws. Messrs. Mehta and Soni will not receive any compensation from the Company or any third-party for their services as a “promoter” of the Company.
DESCRIPTION OF SECURITIES
General
      We are authorized to issue 100,000,000 shares of common stock, par value of $.0001 per share, and 1,000,000 shares of preferred stock, par value of $.0001 per share. As of the date of this prospectus, no shares of preferred stock are outstanding and 3,749,998 shares of common stock are outstanding, held by 10 record holders.
Units
      Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The units will be freely tradable on or promptly after the date of this prospectus. Each of the common stock and warrants will be separately tradable on the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K.
Common Stock
      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders are prohibited from purchasing any shares of our common stock either in connection with this offering or in any open market transactions. After the consummation of the business combination, our existing stockholders will be able to purchase shares of our common stock in any open market transactions. Therefore, all shares of common stock presently owned by the existing stockholders will be voted in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.
      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights discussed below. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account.
      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
      If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after such consummation if a letter of intent, agreement in principle or definitive agreement has been executed within such 18-month period and the business combination relating thereto has not yet been consummated within such 18-month period), and our officers will be obligated to take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. The existing stockholders have agreed to waive their respective rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.
      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock into cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants they received as part of the units.
Preferred Stock
      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to consummating a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
      No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.
The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.
      We may call the warrants for redemption:

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sales price of our common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending three business days before we send notice of redemption to warrant holders.
      The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.
      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Purchase Option
      We have agreed to sell to FTN Midwest Securities Corp. one option to purchase up to an aggregate of 750,000 units at a per-unit price of $7.50. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, see the section “Underwriting – Purchase Option.”
Dividends
      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws
      Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third-party, even if such a transaction would be beneficial to our stockholders. The existence of these provisions may have a negative impact on the price of our common stock by discouraging third-party investors from purchasing our common stock. In particular, our amended and restated certificate of incorporation and by-laws include provisions that:

•	classify our board of directors into three groups, each of which, after an initial transition period, will serve for staggered three-year terms;

•	permit a majority of the stockholders to remove our directors only for cause;

•	permit our directors, and not our stockholders, to fill vacancies on our board of directors;

•	require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders’ meeting;

•	permit a special meeting of our stockholders to be called only by the board of directors pursuant to a resolution approved by a majority of the directors, the chairman of the board of directors or the president;

•	permit our board of directors to issue, without approval of our stockholders, preferred stock with such terms as our board of directors may determine;

•	permit the authorized number of directors to be changed only by a resolution of the board of directors; and

•	require the vote of the holders of a majority of our voting shares for stockholder amendments to our by-laws.
      Our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders’ meeting must give notice of any proposals or nominations within a specified time frame. These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. For us to include a proposal in our annual proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC.
      Our by-laws require the vote of the holders of at least a majority of the shares entitled to vote in the election of directors to remove a director and allow such removal only for cause. In addition, stockholders can amend or repeal our by-laws only with the vote of the holders of at least a majority of our shares entitled, at the time of a stockholders’ meeting, to vote for the election of directors. In addition, our amended and restated certificate of incorporation has established that we will have a classified board of directors. A classified board is one in which a group or class of directors is elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors lengthier, which consequently would make a change in control of a corporation a lengthier and more difficult process.
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 18,749,998 shares of common stock outstanding, or 20,999,998 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,000,000 shares sold in this offering, or 17,250,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 3,749,998 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to November 14, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until the earlier of three years from the date of this prospectus or, upon consummation of the business combination, in accordance with a graduated schedule by which one-quarter of the shares are released upon the date six months after the business combination and one quarter every six months thereafter, so that upon the second anniversary of the completion of the business combination, all shares will be released. Such shares will only be transferred prior to the date of their scheduled release from escrow subject to certain limited exceptions. See “Principal Stockholders.”

Rule 144
      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 187,500 shares immediately after this offering (or 210,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales
      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933, as amended, when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights
      The holders of our 3,749,998 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date of the business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.
      FTN Midwest Securities Corp. is also entitled to demand registration and “piggy-back” registration rights with respect to all of the securities subject to the purchase option, provided that the piggy-back registration rights may be limited to a pro rata share of the number of securities that the managing underwriter of the offering giving rise to such piggy-back registration rights deems marketable at a price reasonably related to their then current market value.
Global Clearance and Settlement
      We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of DTC. Each global security will be issued only in fully registered form.
      You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a Global Security
      A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.
      The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

      Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities
      As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.
      An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

•	Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name;

•	Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities;

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities;

•	The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC
      DTC has informed us that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the SEC.

DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS
      The following is a summary of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of our units (or the component securities thereof) by a non-U.S. holder. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our units (or the component securities thereof) that is not, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the U.S. Internal Revenue Code) have the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”
In addition, except as expressly discussed below, this summary does not address the tax consequences to any beneficial owner of our units (or the component securities thereof) that is a partnership (including any entity or arrangement treated as a partnership for United States tax purposes).
      An individual may be treated as a resident of the United States in any calendar year for United States federal income tax purposes, instead of as a nonresident, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, an individual would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income purposes as if they were U.S. citizens.
      If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S federal income tax purposes) owns our units (or the component securities thereof), the tax treatment of a partner or beneficial owner of the partnership or other pass-through entity may depend upon the status of the partner or beneficial owner and the activities of the partnership or entity and upon certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our units (or the component securities thereof) should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.
      This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder’s particular investment or other circumstances. This summary only addresses a non-U.S. holder that holds our units (or the component securities thereof) as a capital asset (generally, investment property) and does not address:

•	special U.S. federal income tax rules that may apply to particular classes of non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, persons who receive common stock or warrants as compensation, and dealers and traders in securities or currencies;

•	non-U.S. holders acquiring, holding, or disposing of our units (or the component securities thereof) as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; and

•	any U.S. state and local or non-U.S. tax consequences; and

•	the U.S. federal income or estate tax consequences for the beneficial owners of a non-U.S. holder.
      This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations (including temporary regulations) and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of purchasing, owning and disposing of our units (or the component securities thereof) as set forth in this summary. Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our units (or the component securities thereof).
      The following discussion assumes that the component securities of the units are characterized as equity for U.S. federal tax purposes. However, taking into account both the fact that stockholders who vote against a business combination have the right in certain circumstances to convert their common stock into a pro rata share of the trust account (the “Conversion Right”) and the other terms of the offering, it is possible that the units or their component securities could be characterized as debt for U.S. federal tax purposes prior to the date on which the Conversion Right lapses. Any such characterization could have certain adverse federal income tax consequences for the holder. A discussion of the U.S. federal and estate tax consequences to a non-U.S. Holder of the purchase, ownership and disposition of the units and of the exercise or lapse of the Conversion Right in the event any component security is characterized as debt is beyond the scope of this summary, and non-U.S. Holders should consult with their own tax advisors concerning these matters.
Allocation of purchase price between common stock and warrants
      For U.S. federal income tax purposes, a holder must allocate the purchase price of a unit between the share of common stock and the warrants that comprise the unit based on the relative fair market value of each. We intend to allocate U.S. $[              ] to each share of common stock and U.S. $[              ] to the warrants comprising part of a unit. While uncertain, it is possible that the U.S. Internal Revenue Service, will apply by analogy rules pursuant to which our allocation of the purchase price will be binding on a non-U.S. Holder of a unit, unless the non-U.S. Holder explicitly discloses in a statement attached to a timely filed U.S. federal income tax return for the taxable year in which the unit is acquired that the non-U.S. Holder’s allocation of the purchase price between the share of common stock and the warrants that comprise the unit is different than our allocation. Our allocation is not, however, binding on the U.S. Internal Revenue Service.
Dividends
      If distributions are paid on shares of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. Holder’s adjusted tax basis in his or her common stock. Any remainder will constitute gain on disposition of the common stock — see “Gain on disposition of units” below.
      In general, any distributions we make to a non-U.S. holder with respect to a non-U.S. holder’s shares of common stock that constitute dividends for United States federal income tax purposes will be subject to a U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed U.S. Internal Revenue Service Form W-8BEN (or other applicable form) in accordance with the applicable certification and disclosure requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal

Revenue Service. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.
      Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to the withholding tax described above, but instead are subject to United States federal income tax on a net income basis at the applicable graduated United States federal income tax rates and in the manner applicable to United States persons. We will not have to withhold U.S. federal withholding tax on those dividends if the non-U.S. holder provides a properly executed U.S. Internal Revenue Service Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.
Exercise of Warrants
      The exercise of a warrant should not be a taxable event for the exercising non-U.S. holder.
Gain on disposition of units (or the component securities thereof)
      A non-U.S. holder generally will not be taxed on any gain recognized on a sale, exchange or other taxable disposition of our units (or the component securities thereof), which should include the receipt of cash by a non-U.S. holder upon a liquidation or upon the exercise of conversion rights, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•	the non-U.S. holder is an individual who holds our units (or the component securities thereof) as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the non-U.S. holder is considered a nonresident alien under the U.S. Internal Revenue Code); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our units (or the component securities thereof). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a U.S. real property holding corporation, but upon or after the occurrence of a business combination, it is possible that we would become a U.S. real property holding corporation, depending on the nature of the acquired business or businesses. If our common stock is regularly traded on an established securities market, (i) a non-U.S. holder of common stock may be entitled to rely on an exception applicable to holders of 5% or less of our common stock (taking certain attribution rules into account) and (ii) a non-U.S. holder of warrants may be entitled to rely on an exception applicable to holders of 5% or less of our warrants (taking certain attribution rules into account).

Federal estate tax
      Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. The rule stated above may also apply to warrants.
Information reporting and backup withholding
      In general, backup withholding, currently imposed at the rate of 28%, will apply to dividends on our common stock paid to a non-U.S. holder, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a United States person. Generally, information will be reported to the Internal Revenue Service regarding the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld. A similar report is sent to the recipient of the dividend.
      In general, backup withholding and information reporting will apply to the payment of proceeds from the disposition of our units (or the component securities thereof) by a non-U.S. holder through a United States office of a broker or through the non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a United States person.
      Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the Internal Revenue Service.
      Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which FTN Midwest Securities Corp. is acting as representative, have, severally and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units(1)

FTN Midwest Securities Corp.	[	]
Canaccord Adams Inc.	[	]

Total	15,000,000

(1)	Assumes no exercise by the underwriters of their over-allotment option.
      A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.
State Blue Sky Information
      We will offer and sell the units to retail customers only in Florida, Illinois and New York. In New York, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective. In Florida, we are applying to register the units, the shares of common stock underlying the units and the warrants underlying the units. However, we have been advised by the State of Florida that it will not permit registration of the shares of common stock underlying the warrants as the warrant exercise price does not meet the statutory requirement that the share price exceed $5.00. If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above.
      We may offer and sell the units in this offering to institutional investors in every state, except Idaho, pursuant to exemptions provided for sales to such investors under their respective Blue Sky laws. The definition of an “institutional investor” varies from state to state but generally includes banks and other financial institutions, broker-dealers, insurance companies, pension and profit-sharing plans and other qualified entities.
      We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date of the registration statement of which this prospectus is a part, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.
      The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid, unless another exemption from registration is available under the laws of such jurisdiction. We cannot assure you that all purchasers who wish to sell their units will qualify for any such exemption, however.
      As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions. In the underwriting agreement we have agreed with the underwriters that we will make or assist in any such filing necessitated by changes in law upon the underwriters’ reasonable request.
      Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.
      Aside from the exemption from state registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date of the registration statement of which this prospectus is a part, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments. We will amend this prospectus for the purpose of disclosing additional states, if any, that advise us that our securities will be eligible for secondary trading without registration.
Pricing of Securities
      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.21 per unit.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between the representative and us. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our members of management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry because the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

      Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell them at or above the purchase price, or at all.
Over-Allotment Option
      We have also granted to the underwriters an option, exercisable, in whole or in part from time to time during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less an underwriting discount, up to an aggregate of 2,250,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the underwriters’ short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase the units in approximately the same proportion as set forth in the table above.
Purchase Option
      We have agreed to sell to FTN Midwest Securities Corp., for $100, one option to purchase up to an aggregate total of 750,000 units. FTN intends to transfer a portion of its rights under the purchase option to Canaccord Adams. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants underlying this option are exercisable at $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the completion of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The purchase option and the 750,000 units, the 750,000 shares of common stock and the 1,500,000 warrants underlying such units, and the 1,500,000 shares of common stock underlying such warrants, have been deemed compensation by NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Thus, the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. In addition, following the expiration of the initial 180-day lockup period, the purchase option also may be transferred, in whole or in part, to any subsidiary or affiliate of FTN Midwest Securities Corp. or any other underwriter, upon prior written notice to us, or to any third-party transferee, subject to compliance with securities laws.
      Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.
Commissions and Discounts
      The following table shows the public offering price and underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information further assumes full payment of the underwriters’ discount and non-accountable expense allowance out of the gross proceeds of the proposed offering.

		Without Over-allotment	With Over-allotment
	Per Unit	Option Exercise	Option Exercise

Public Offering Price	$6.00	$90,000,000	$103,500,000
Discount(1)	.42	6,300,000	7,245,000
Non-accountable expense allowance(2)	.06	900,000	900,000
Proceeds Before Expenses(3)	$5.52	$82,800,000	$95,355,000

(1)	Includes deferred underwriting discounts and commissions in the amount of $3,600,000 (or $4,140,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters from the proceeds to be placed in the trust account. Such funds (less amounts the underwriters have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights), will be released to the underwriters upon the consummation of an initial business combination.

(2)	The non-accountable expense allowance, which is payable to the underwriters, is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)	The offering expenses are estimated at $505,000.
      The amounts paid by us in the table above include $3,600,000 in deferred underwriting discounts and commissions ($4,140,000 if the over-allotment option is exercised in full) which will be placed in trust until the consummation of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our dissolution and liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any interest thereon (net of taxes payable).
Regulatory Restrictions on Purchase of Securities
      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the units is completed. However, the underwriters may engage, but are not required to engage in, the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the units, so long as stabilizing bids do not exceed the maximum price specified in Regulation M under the Securities Exchange Act of 1934, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Coverage Transactions. The underwriters may create a short position in our units by selling more of the units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, they may engage in covering transactions by purchasing the units in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
      Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time. The restricted period under Regulation M for this offering will have ended when (i) all of the units have been distributed, (ii) any stabilization arrangements and trading restrictions in connection with the offering have been terminated, and (iii) the over-allotment option has been exercised or has expired.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.
LEGAL MATTERS
      Bingham McCutchen will pass upon the validity of the securities offered in this prospectus for us. Julio E. Vega of Bingham McCutchen owns 93,750 shares of our common stock. Certain legal matters with respect to this offering will be passed upon for the underwriters by Kelley Drye & Warren LLP.
EXPERTS
      The financial statements of Navitas International Corporation at March 15, 2006, and for the period from November 14, 2005 (date of inception) through March 15, 2006 have been audited by Miller, Ellin & Company LLP, an independent registered public accounting firm, appearing in this prospectus and in the registration statement have been included herein in reliance upon the report.
NOTICES TO NON-U.S. INVESTORS
Offers and Sales to Canadian Investors

Resale Restrictions
      The distribution of units in Ontario, Canada is being made on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the applicable securities regulatory authorities in Ontario, Canada (the “Canadian Offering”). Any resale of the units, or the securities underlying the units, in Canada must be made under applicable securities laws which may require resales to be made under available statutory exemptions from registration and prospectus requirements or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Investors from Ontario, Canada are advised to seek legal advice prior to any resale of the units or the securities underlying the units. Each investor in units in Ontario, Canada acknowledges that, for a period of four months from the distribution date, each certificate representing a unit, and each underlying security, will contain a legend substantially to the following effect:

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THIS UNIT MUST NOT TRADE THIS UNIT IN CANADA BEFORE OCTOBER , 2006.
      Investors in Ontario, Canada are advised that the Company is not required to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the units, or the securities underlying the units, to the public in Canada or any province or territory thereof.

      This prospectus will not qualify the units, or the securities underlying the units, for resale in Canada and will not affect the resale restriction described above.

Tax Considerations
      No representation or warranty is made as to the tax consequences to a resident of Ontario, Canada of an investment in the units. Residents of Ontario, Canada are advised that an investment in the units may give rise to particular tax consequences affecting them. Accordingly, residents of Ontario, Canada are strongly encouraged to consult with their tax advisers prior to making any investment in the units.

Representations and Acknowledgements of Investors
      Each investor resident in Ontario, Canada who purchases units on a private placement basis pursuant to this Canadian Offering will be deemed to have represented to the Company and FTN Midwest Securities Corp. that such investor and any ultimate investor for which such initial investor is acting as agent (a) is entitled under applicable securities laws to purchase such units without the benefit of a prospectus qualified under such securities laws, (b) is basing its investment decision solely on this prospectus and not on any other information (including, but not limited to, advertisements in any printed media of general and regular paid circulation, radio, television or telecommunication, including electronic display, or any other form of advertising in Canada) concerning the Company or this offering, (c) has reviewed the terms referred to above under the heading “Canadian Resale Restrictions”, and (d) is in compliance with the following:

(i) the investor is resident in Ontario, Canada;

(ii) the investor: (A) is purchasing the units with the benefit of the prospectus exemption provided by Section 2.3 of National Instrument 45-106 — Prospectus Exempt Distributions (“NI 45-106”) (that is, such investor is purchasing as principal and is an “accredited investor” within the meaning of Section 1.1 of NI 45-106); and (B) is either purchasing units as principal for its own account, or is deemed to be purchasing the units as principal for its own account in accordance with applicable securities laws;

(iii) if the investor is not an individual or an investment fund, the investor had a pre-existing purpose and was not established solely or primarily for the purpose of acquiring units in reliance on an exemption from applicable prospectus requirements in Ontario, Canada; and

(iv) is not an individual unless purchasing from a fully registered dealer within the meaning of Section 204 of the Regulation to the Securities Act (Ontario).
      Each investor resident in Ontario, Canada who purchases units on a private placement basis pursuant to this Canadian Offering will be deemed to have acknowledged to the Company and FTN Midwest Securities Corp. that:

(i) any resale of units, or of the securities underlying the units, must be in accordance with the requirements of applicable securities laws (see “Resale Restrictions” above);

(ii) its name and other specified information (the “Information”), including the aggregate principal amount of units purchased: (A) will be disclosed to the Ontario Securities Commission and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the investor consents to the disclosure of the Information; (B) is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of securities legislation in Ontario, Canada;

(iii) if required by applicable securities laws or stock exchange rules, the investor will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the purchase of the units by the investor as may be required by the Ontario Securities Commission or any stock exchange or other regulatory authority;

(iv) the investor has been notified that the title, business address and business telephone number of the public official in Ontario, Canada who can answer questions about the Ontario Securities Commission’s indirect collection of the information is:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario M5H 3S8
Tel: (416) 593-8086

(v) the investor has authorized and consented to the disclosure and indirect collection of the Information by the Ontario Securities Commission or any stock exchange or other regulatory authority.

Enforcement of Legal Rights
      All of the Company’s directors and officers, as well as certain experts named in this prospectus, are located outside of Canada and, as a result, it may not be possible for investors to effect service of process within Canada upon such persons. All or a substantial portion of the assets of the Company and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside of Canada.

Investors’ Rights
      The following summary is subject to the express provisions of the applicable securities laws, regulations and rules, and reference is made thereto for the complete text of such provisions. Such provisions may contain limitations and statutory defenses on which the Company and other applicable parties may rely. Investors should refer to the applicable provisions of applicable securities legislation in Ontario, Canada for the particulars of these rights or consult with a legal advisor.
      The rights of action described below are in addition to and without derogation from any other right or remedy available at law to the investor and are intended to correspond to the provisions of the Securities Act (Ontario) and are subject to the defenses contained therein.
      The following is a summary of rights of rescission and damages available to investors resident in Ontario, Canada:
      This prospectus constitutes an offering memorandum under the Securities Act (Ontario). Section 6.1 of Ontario Securities Commission Rule 45-501 provides that when an offering memorandum is delivered to an investor to whom securities are distributed in reliance upon the “accredited investor” prospectus exemption in Section 2.3 of NI 45-106, the right of action referred to in Section 130.1 of the Securities Act (Ontario) (“Section 130.1”) is applicable, unless the prospective investor is:

(a) a Canadian financial institution, meaning either:

(i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services corporation, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

(b) a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(c) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(d) a subsidiary of any person referred to in paragraphs (a), (b) or (c), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of the subsidiary.
      Section 130.1 provides such investors who purchase securities offered by an offering memorandum with a statutory right of action against the issuer of securities for rescission or damages in the event that the offering memorandum and any amendment to it contains a “misrepresentation”. “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading or false in the light of the circumstances in which it was made.
      Where this prospectus is delivered to a prospective investor in units in connection with a trade made in reliance on Section 2.3 of NI 45-106, and this prospectus contains a misrepresentation, the investor will be deemed to have relied upon the misrepresentation and will have a statutory right of action against the Company and FTN Midwest Securities Corp. for damages or, while still the owner of the units, for rescission, in which case, if the investor elects to exercise the right of rescission, the investor will have no right of action for damages against FTN Midwest Securities Corp., provided that the right of action for rescission will be exercisable by the investor only if the investor commences an action against FTN Midwest Securities Corp. not more than 180 days after the date of the transaction that gave rise to the cause of action, or, in the case of any action other than an action for rescission, the earlier of: (i) 180 days after the investor first had knowledge of the facts giving rise to the cause of action, or (ii) three years after the date of the transaction that gave rise to the cause of action.
      Neither the Company nor FTN Midwest Securities Corp. shall be liable for a misrepresentation if they prove that the investor purchased the units with knowledge of the misrepresentation.
      In an action for damages, neither the Company nor FTN Midwest Securities Corp. shall be liable for all or any portion of the damages that they prove does not represent the depreciation in value of the units as a result of the misrepresentation relied upon.
      The Company and every person or company who becomes liable to make any payment for a misrepresentation may recover a contribution from any person or company who, if sued separately, would have been liable to make the same payment, unless the court rules that, in all the circumstances of the case, to permit recovery of the contribution would not be just and equitable.
      In no case shall the amount recoverable for the misrepresentation exceed the price at which the units were offered.
      The foregoing is a summary only and is subject to the express provisions of the Securities Act (Ontario) and the regulations and rules made under it, and prospective investors should refer to the complete text of those provisions.
European Economic Area Prospectus Directive (France, Ireland and United Kingdom)

General
      In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 , as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.
      Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.
      For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each relevant member state.
      The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Ireland
      See “European Economic Area Prospectus Directive — General” above.

United Kingdom
      This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

France
      Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).
The units may be resold directly or indirectly to the public in France, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
      We have audited the accompanying balance sheet of Navitas International Corporation (a development stage company) (the “Company”) as of March 15, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from November 14, 2005 (date of inception) through March 15, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 15, 2006 and the results of its operations and its cash flows for the period from November 14, 2005 (date of inception) through March 15, 2006 in conformity with U.S. generally accepted accounting principles.

Miller, Ellin & Company LLP
New York, New York
June 7, 2006

Navitas International Corporation
(a Development Stage Company)
Balance Sheet

March 15,
2006

ASSETS
Current assets:
Cash	$3,721
Deferred offering costs	229,738

Total assets	$233,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes Payable	$90,000
Accrued expenses	138,771

Total current liabilities	$228,771

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock: $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	$0
Common stock: $.0001 par value, 100,000,000 shares authorized; 3,749,998 issued and outstanding	375
Additional paid-in capital	5,625
Earnings (deficit) accumulated during the development stage	(1,313)

Total stockholders’ equity	4,687

Total liabilities and stockholders’ equity	$233,458

See Notes to Financial Statements. All shares and per share amounts have been adjusted to reflect the .75-for-one reverse stock split effective as of June 7, 2006.

Navitas International Corporation
(a Development Stage Company)
Statement of Operations

From the Period
November 14, 2005
(Date of Inception)
through
March 15, 2006

Revenues	$0
Formation and operating costs	(1,313)

Net income for the period	$(1,313)
Net income per share	$(.0004)

Weighted average number of shares outstanding — basic and diluted	3,749,998

See Notes to Financial Statements. All shares and per share amounts have been adjusted to reflect the .75-for-one reverse stock split effective as of June 7, 2006.

Navitas International Corporation
(a Development Stage Company)
Statement of Stockholders’ Equity

				Earnings
				(deficit)
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Common Stock issued during period	3,749,998	$375	$5,625	$0	$6,010
Net income (loss)	0	0	0	(1,313)	(1,313)

Balance March 15, 2006	3,749,998	$375	$5,625	$(1,313)	$4,687

See Notes to Financial Statements. All shares and per share amounts have been adjusted to reflect the .75-for-one reverse stock split effective as of June 7, 2006.

Navitas International Corporation
(a Development Stage Company)
Statement of Cash Flows

For the Period from
November 14, 2005
(Date of Inception)
through
March 15, 2006

Cash flows from operating activities:
Net income	(1,313)
Net cash from operating activities	$(1,313)
Cash flows from financing activities:
Notes payable — Current	90,000
Formation and operating costs	(90,966)

Proceeds from sale of common stock	$6,000

Net cash provided by financing activities	5,034
Net increase in cash	3,721
Cash — beginning period	0

Cash — end of period	$3,721

Supplemental Non Cash financing transactions:
Accrued expenses	$138,771
See Notes to Financial Statements. All shares and per share amounts have been adjusted to reflect the .75-for-one reverse stock split effective as of June 7, 2006.

Navitas International Corporation
(a Development Stage Company)
Notes to Financial Statements

1.	ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
      Navitas International Corporation (the “Company”) was incorporated in Delaware on November 14, 2005 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in India. Our efforts in identifying prospective target businesses will be focused primarily on product companies in industries that we believe to be well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure. All activity through March 15, 2006 relates to the Company’s formation and the Proposed Offering described below. The Company has selected June 30 as its fiscal year end. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are generally to be applied toward acquiring an operating business (the “Business Combination”). However, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety-five percent (95%) of the offering proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (the “Trust Account”) and invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, so that the Company is not deemed to be an investment company under the Investment Company Act of 1940, as amended, until the earlier of (i) the consummation of a Business Combination or (ii) dissolution of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, working capital and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such proposed transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (the “Existing Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (the “Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.
      The Company’s amended and restated certificate of incorporation provides for our dissolution and subsequent liquidation of the funds held in the trust account in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).
      The Company has adopted Financial Accounting Statement No. 123R “Accounting for Stock-Based Compensation.” The Company uses the fair value method of valuing options awarded. Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Navitas International Corporation
(a Development Stage Company)
Notes to Financial Statements — (Continued)
      Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	PROPOSED PUBLIC OFFERING
      The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 units (the “Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two warrants (the “Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of this prospectus or (b) the completion of a Business Combination. The Warrants will expire four years from the effective date of the offering. The Company may redeem the outstanding Warrants that constitute part of the Units in the Proposed Offering, as well as the Warrants that may be acquired by FTN Midwest Securities Corp. as a result of the exercise of the representative’s option, in whole, but not in part, at a price of $.01 per Warrant at any time after the Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of the Company’s common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 day trading period ending three business days before the company sends the notice of redemption.
      In addition, the Company has agreed to sell to FTN Midwest Securities Corp. for $100, one option to purchase up to an aggregate of 750,000 Units. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering, except that each of the Warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per Unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus and expiring four years from the date of the prospectus.
      The sale of the above option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined that the fair value of the above option on the date of sale would be approximately $1.44 per unit, or $1,080,000 total, using an expected life of four years, volatility of 34.3% and a risk-free interest rate of 3.72%.
      The volatility calculation of 34.3% is based on the 180 day average volatility of a representative sample of eight (8) companies primarily engaged in doing business in India that management believes could be considered to be representative of the infrastructure space (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the six months average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-Business Combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option would become worthless.

Navitas International Corporation
(a Development Stage Company)
Notes to Financial Statements — (Continued)

3.	OFFERING COSTS
      Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised. As of the balance sheet date, deferred offering costs of $229,738 were incurred. These costs include legal fees, printers fees, audit fees, SEC fees and NASD fees.

4.	COMMITMENTS
      The Company has a commitment to pay an underwriting discount of 8% of the public offering price to FTN Midwest Securities Corp. and Canaccord Adams, at the closing of the Proposed Offering. This amount includes the underwriters’ non-accountable expense allowance. Assuming no exercise of the over-allotment option, $3,600,000 of this underwriting discount will be held in escrow and released only upon the consummation of a business combination.

5.	PREFERRED STOCK
      The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.	SUBSEQUENT EVENTS
      On June 7, 2006, a 0.75-for-one reverse stock split for the Company’s common stock became effective. As a result, there are 3,749,998 shares of the Company’s common stock issued and outstanding as of June 7, 2006. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

[This page has been intentionally left blank]

      Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.
      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.
$90,000,000
15,000,000 Units

PROSPECTUS

FTN Midwest Securities Corp.	Canaccord Adams
                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$41,516
NASD Filing Fee	39,300
Accounting Fees and Expenses	25,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	260,000
Blue Sky Services and Expenses	40,000
Miscellaneous(1)	49,184

Total	$505,000

(1)	This amount represents additional expenses that may be incurred by the registrant or underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
Item 14.     Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, and as further provided in the by-laws of the Corporation. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933:

Stockholder	Number of Shares

Vivek K. Soni	906,249
Parag G. Mehta	90,249
Hemang Dave	187,500
N.L. Jain	187,500
S.P. Kothari	187,500
Michael D. Marvin	187,500
Gaurav Gupta	453,125
Servjeet S. Bhachu	453,125
G.N. Bajpai	187,500
Julio E. Vega	93,750
      The shares were issued to Messrs. Soni, Mehta, Kothari, Jain, Dave, Bajpai and Vega on November 14, 2005, and to Mr. Marvin on December 2, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 as they were sold to either sophisticated, wealthy individuals or directors and executive officers of our corporation. The shares issued to the individuals above were sold for an aggregate offering price of $6,000.00 at an average purchase price of $0.002 per share. On June 7, 2006, we effected a 0.75-for-one reverse stock split of our common stock, effectively raising the purchase price to approximately $0.002 per share. Following the reverse stock split, there were 3,749,998 shares of common stock outstanding. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement**

3.1	Amended and Restated Certificate of Incorporation**

3.2	Second Amended and Restated Certificate of Incorporation**

3.3	By-laws**

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**

5.1	Opinion of Bingham McCutchen LLP**

10.1	Form of Letter Agreement between the Registrant and each of the Existing Stockholders of the Registrant**

10.2	Promissory Note in favor of Vivek K. Soni dated December 19, 2005**

10.3	Promissory Note in favor of Parag G. Mehta dated December 19, 2005**

10.4	Promissory Note in favor of Hemang Dave dated December 19, 2005**

10.5	Promissory Note in favor of S.P. Kothari dated December 19, 2005**

10.6	Promissory Note in favor of Michael D. Marvin dated December 19, 2005**

10.7	Promissory Note in favor of Gaurav Gupta dated December 19, 2005**

Exhibit
No.	Description

10.8	Promissory Note in favor of Servjeet S. Bhachu dated December 19, 2005**

10.9	Form of Indemnification Agreement between the Registrant and a Director**

10.10	Form of Indemnification Agreement between the Registrant and a Special Advisor**

10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**

10.12	Form of Registration Rights Agreement among the Registrant and each of the Existing Stockholders**

10.13	Form of Stock Escrow Agreement among the Registrant, each of the Existing Stockholders and Continental Stock Transfer & Trust Company**

10.14	Form of Purchase Option Agreement**

23.1	Consent of Miller, Ellin & Company LLP

23.2	Consent of Bingham McCutchen LLP (incorporated by reference from Exhibit 5.1)**

24.1	Power of Attorney (incorporated by reference from the signature page of this registration statement)**

99.1	Code of Ethics**

99.2	Audit Committee Charter**

*	To be filed by amendment.

**	Previously filed.
Item 17.
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than 20 percent change in the aggregate offering price set forth in the “Calculation of Registration Fee” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of the unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering.

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Navitas International Corporation has duly caused this amendment no. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 19th day of June 2006.

Navitas International Corporation

By:	/s/ Parag G. Mehta

Parag G. Mehta
President, Chief Executive Officer and Director
(principal executive officer)
      Pursuant to the requirements of the Securities Act of 1933, this amendment no. 8 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Vivek K. Soni	Chairman of the Board and Chief Technology Officer	June 19, 2006

/s/ Parag G. Mehta Parag G. Mehta	President, Chief Executive Officer and Director (principal executive officer)	June 19, 2006

* Hemang Dave	Director	June 19, 2006

* N.L. Jain	Director	June 19, 2006

* S.P. Kothari	Director	June 19, 2006

* Michael D. Marvin	Director	June 19, 2006

/s/ Gaurav Gupta Gaurav Gupta	Vice-President, Finance and Treasurer (principal accounting and finance officer)	June 19, 2006

* /s/ Parag G. Mehta Attorney-in-Fact		June 19, 2006

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement**

3.1	Amended and Restated Certificate of Incorporation**

3.2	Second Amended and Restated Certificate of Incorporation**

3.3	By-laws**

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**

5.1	Opinion of Bingham McCutchen LLP**

10.1	Form of Letter Agreement between the Registrant and each of the Existing Stockholders of the Registrant**

10.2	Promissory Note in favor of Vivek K. Soni dated December 19, 2005**

10.3	Promissory Note in favor of Parag G. Mehta dated December 19, 2005**

10.4	Promissory Note in favor of Hemang Dave dated December 19, 2005**

10.5	Promissory Note in favor of S.P. Kothari dated December 19, 2005**

10.6	Promissory Note in favor of Michael D. Marvin dated December 19, 2005**

10.7	Promissory Note in favor of Gaurav Gupta dated December 19, 2005**

10.8	Promissory Note in favor of Servjeet S. Bhachu dated December 19, 2005**

10.9	Form of Indemnification Agreement between the Registrant and a Director**

10.10	Form of Indemnification Agreement between the Registrant and a Special Advisor**

10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**

10.12	Form of Registration Rights Agreement among the Registrant and each of the Existing Stockholders**

10.13	Form of Stock Escrow Agreement among the Registrant, each of the Existing Stockholders and Continental Stock Transfer & Trust Company**

10.14	Form of Purchase Option Agreement**

23.1	Consent of Miller, Ellin & Company LLP

23.2	Consent of Bingham McCutchen LLP (incorporated by reference from Exhibit 5.1)**

24.1	Power of Attorney (incorporated by reference from the signature page of this registration statement)**

99.1	Code of Ethics**

99.2	Audit Committee Charter**

*	To be filed by amendment.

**	Previously filed.